                                                                    EXHIBIT 10.1

                                   $60,000,000

                          POSTPETITION CREDIT AGREEMENT

                           DATED AS OF APRIL 26, 2002

                                      AMONG

                           SPECIAL METALS CORPORATION
                               A-1 WIRE TECH, INC.
                    SPECIAL METALS DOMESTIC SALES CORPORATION
            INCO ALLOYS INTERNATIONAL, INC. (D/B/A HUNTINGTON ALLOYS)
                                  AS BORROWERS

             THE BANKS AND FINANCIAL INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                                       AND

                        CREDIT LYONNAIS NEW YORK BRANCH,
                      AS AGENT, ISSUING BANK, AND A LENDER

                          POSTPETITION CREDIT AGREEMENT

This Postpetition Credit Agreement, dated as of April 26, 2002, among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), CREDIT LYONNAIS NEW YORK BRANCH, as a Lender, as Issuing Bank with respect to the Letters of Credit, and as agent for the Lenders and the Issuing Bank hereunder, SPECIAL METALS CORPORATION, a Delaware corporation, in its capacity as a debtor and a debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases ("SMC"), A-1 WIRE TECH, INC., an Illinois corporation, in its capacity as a debtor and a debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases ("Wire"), SPECIAL METALS DOMESTIC SALES CORPORATION, a Delaware corporation, in its capacity as a debtor and a debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases ("Sales"), and INCO ALLOYS INTERNATIONAL, INC. (d/b/a Huntington Alloys), a Delaware corporation, in its capacity as a debtor and a debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases ("Alloys," and together with SMC, Wire and Sales, each a "Borrower" and collectively, the "Borrowers").

                              W I T N E S S E T H:

WHEREAS, the Borrowers, each of which is a debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers each, a "Bankruptcy Case" and, collectively the "Bankruptcy Cases"), have requested the Lenders to make available to the Borrowers a revolving credit facility for loans and letters of credit in an amount not to exceed $60,000,000, and which extensions of credit the Borrowers will use solely for the purposes permitted hereunder;

WHEREAS, the Lenders have agreed to make available to the Borrowers such a revolving credit facility upon the terms and conditions set forth in this Agreement.

WHEREAS, on the Petition Date, the Borrowers filed voluntary petitions with the Bankruptcy Court initiating the Bankruptcy Cases;

WHEREAS, the Borrowers have continued in possession of their respective assets and in the management of their respective businesses as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

WHEREAS, to provide security for the repayment of the loans and letters of credit made available pursuant hereto and payment of the other obligations of the Borrowers under the Loan Documents, the Borrowers have agreed to provide the Agent and the Lenders (upon and after the entry of the Interim Order) with respect to the obligations of the Borrowers hereunder and under the other Loan Documents, an allowed superpriority administrative expense claim in each of the Bankruptcy Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in, or arising or ordered under, any sections of the Bankruptcy Code, including without limitation, Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 507(b),
546(c), 726 or 1112 of the Bankruptcy Code (subject only to the Carve-Out) and liens and security interests with priority under Section 364(c)(2) and Section 364(d)(1) of the Bankruptcy Code, all as set forth herein and in the Interim Order and the Final Order.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

            SECTION 1. DEFINITIONS

            1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

            "ADEQUATE PROTECTION OBLIGATIONS": all Prepetition Indebtedness granted adequate protection pursuant to the Orders

            "AFFILIATE": with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, (including, but not limited to, all directors and officers of such Person). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors or other governing body of such Person or (b) direct or cause the direction of the management and policies of such Person, through the ownership of Voting Stock or other ownership interests, by contract or otherwise.

            "AGENT": Credit Lyonnais New York Branch, together with its affiliates, as the arranger of the Revolving Credit Commitments and as the agent for itself, the Lenders and the Issuing Bank under this Agreement and the other Loan Documents or its successor appointed pursuant to subsection 11.9.

            "AGREEMENT": this Postpetition Credit Agreement, including the schedules and exhibits hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

            "ALLOYS": as defined in the first paragraph of this Agreement.

            "APPLICABLE MARGIN": a rate of 2.00% per annum.

            "ASSET SALE": any sale or other disposition (including any sale and leaseback of assets, and any mortgage or lease of real property) (other than a mortgage in favor of the Agent or a Permitted Asset
            Sale) subsequent to the Closing Date of any property of the Borrowers or any of their Subsidiaries.

            "ASSIGNEE": as defined in subsection 12.6(c).

            "ASSIGNMENT AND ACCEPTANCE": as defined in subsection 12.6(c).

            "BANK ACCOUNT ORDER": means that certain order of the Bankruptcy Court dated March 28, 2002 granting the Borrowers' motion to (A) approve cash management system, certain intercompany transactions with and transfers to nondebtors, use of existing bank accounts and business forms and (B) to give superpriority status to all postpetition intercompany claims.

            "BANKRUPTCY CASE(S)": as defined in the recitals to this Agreement.

            "BANKRUPTCY CODE": means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.), as amended.

            "BANKRUPTCY COURT": means the United States Bankruptcy Court for the Eastern District of Kentucky, or any other court having jurisdiction over the Bankruptcy Cases from time to time.

            "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Credit Lyonnais New York Branch as its prime rate in effect at its principal office in New York City (the Prime Rate is not intended to be the lowest rate of interest charged by Credit Lyonnais New York Branch in connection with extensions of credit to debtors); and "Federal Funds Rate" shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate.

            "BOARD OF GOVERNORS": the Board of Governors of the Federal Reserve System or any successor to the functions and powers thereof.

            "BORROWER": as defined in the first paragraph of this Agreement.

            "BORROWER REPRESENTATIVE": SMC.

            "BORROWERS": as defined in the first paragraph of this Agreement.

            "BORROWING DATE": any Business Day specified in a notice delivered pursuant to subsection 3.3 or 4.1 as a date on which the Borrower Representative requests the

            Lenders to make Revolving Credit Loans hereunder or the Issuing Bank to issue a Letter of Credit hereunder.

            "BUDGET": as defined in subsection 6.1(c).

            "BUSINESS": as defined in subsection 6.16.

            "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "CAPITAL EXPENDITURES": with respect to any Person for any period, the sum of (a) all expenditures of such Person in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) that are paid or due and payable in cash during such period and (b) all Financing Lease expenses of such Person that are paid or (without duplication) due and payable in cash during such period.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, regardless of type, class, preference or designation, any and all equivalent ownership interests in a Person other than a corporation, including membership interests, partnership interests or other equity interests, and any and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

            "CARVE-OUT": as defined in subsection 2.5(d).

            "CASH COLLATERAL ORDER": that certain Order Authorizing Debtors in Possession to use Cash Collateral Pursuant to Sections 361 and 363 of the Bankruptcy Code, and Providing Adequate Protection, issued by the Bankruptcy Court on April 15, 2002.

            "CASH EQUIVALENTS": any of the following in which the Agent holds a duly perfected first priority security interest: (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition,
            (b) time deposits and certificates of deposit, having maturities of not more than one year from the date of acquisition, of any Lender or of any domestic commercial bank the long-term debt of which is rated at the date of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Corporation or "A-2" or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause
            (b) above and (d) commercial paper rated at the date of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Corporation or "P-2" or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 270 days after the date of acquisition.

            "CASUALTY LOSS": with respect to any asset owned or used by the Borrowers or any of their Subsidiaries: (a) any damage to or loss or destruction of such asset; or (b) any actual condemnation or taking, by exercise of the power of eminent domain or otherwise.

            "CERCLA": the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.ss. 9601 et seq.

            "CHANGE OF CONTROL": one or more of the following events: (a) in any three-year period, a majority of the members of the Board of Directors of SMC elected during such three-year period shall have been elected against the recommendation of the management of SMC or the Board of Directors in office immediately prior to such election;
            (b) any Person other than SIMA and its Affiliates (each, a "Designated Person") or Persons acting in concert with them shall, except as provided in clause (c) below, acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any series of related transactions) or otherwise beneficially own a majority of the Voting Stock of SMC; (c) upon consummation of a consolidation or merger of a Person with a Designated Person in which the holders of the Voting Stock of SMC immediately prior to such consolidation or merger would not own Voting Stock representing at least a majority of the outstanding Voting Stock of such Designated Person or its ultimate parent upon consummation of such consolidation or merger; or (d) upon the sale, transfer or assignment (it being understood that the pledge of, or the granting of a security interest in, assets of SMC or its Subsidiaries shall not be deemed a sale, transfer or assignment hereunder) of all or substantially all of the assets of SMC to any Person in a single transaction or series of related transactions; provided, however, that a sale, transfer or assignment of all or substantially all of the assets of SMC to the Principal Shareholders or to any entity the holders of at least a majority of the Voting Stock of which (or of such entity's ultimate parent) were holders of Voting Stock of SMC immediately prior to such sale, transfer or assignment shall not constitute a "change of control" hereunder; or
            (e) at such time as the Principal Shareholders fail to beneficially own, in the aggregate, at least 30% of the voting power of the outstanding Voting Stock of SMC.

            "CLOSING DATE": the first date on which all of the conditions set forth in Section 7.1 shall have been satisfied or waived and the Agent shall have so notified the Borrower's Representative.

            "CODE": the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            "COLLATERAL": all assets of the Loan Parties, whether now owned or existing or hereafter acquired or arising and regardless of where located, including, without limitation, the following property and assets of the Loan Parties: all accounts; all inventory; all contract rights; all chattel paper; all documents; all instruments; all supporting obligations; all general intangibles; all equipment; all investment property; all money, cash, Cash Equivalents, securities and other property of any kind of the Loan Parties held directly or indirectly by the Agent or any Lender; all of the Borrowers' deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Borrowers maintain deposits; all causes of action and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Borrower; all real estate; all policies of insurance, the cash surrender value of all policies of insurance and all rights under each policy of insurance; all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing. Notwithstanding the foregoing, "Collateral" shall not include (i) any equity interest greater than 65% in a Foreign Subsidiary where
            Section 956 of the Code applies to the pledge of two-thirds or more of such Foreign Subsidiary's Capital Stock or (ii) any avoidance claim arising under Sections 544, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code. Terms used in this paragraph that are defined in the UCC shall have the meaning ascribed thereto in the UCC.

            "COLLATERAL ACCOUNT": as defined in subsection 8.13.

            "COMMITMENT LETTER": that certain Commitment Letter, dated April 12, 2002, between Special Metals Corporation and Credit Lyonnais, New York Branch.

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under
            Section 414 of the Code.

            "CONSOLIDATED ASSET COVERAGE RATIO": with respect to any Person at any date of determination, the ratio of (a) the amount that is the sum of (i) the net book value of accounts receivable, plus (ii) the net book value of inventory, plus (iii) the book value of owned land, real property, equipment, leasehold improvements and other fixed assets, net of depreciation, plus (iv) cash on hand to (b) the amount that is the sum of (i) all outstanding Obligations plus the Prepetition Indebtedness, all of the foregoing as determined on a consolidated basis with respect to such Person and its Domestic Subsidiaries in accordance with GAAP.

            "CONSOLIDATED EBITDA": with respect to any Person for any period, the sum of (a) Consolidated Net Income plus (b) to the extent deducted in computing such Consolidated Net Income, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense,
            (iii) depreciation and amortization expense, (iv) noncash charges which will not result in a cash payment and (v) any loss which did not result in a cash payment, minus, (c) to the extent added in computing such Consolidated Net Income, the sum of (x) any interest income, (y) all noncash income and (z) any gain which did not result from a cash payment, and plus losses or minus gains incurred by a Person which are either unusual in nature or infrequent in occurrence, all as determined on a consolidated basis with respect to such Person and its Subsidiaries in accordance with GAAP.

            "CONSOLIDATED INCOME TAX EXPENSE": with respect to any Person for any period, income taxes (and other taxes of a similar nature or imposed in lieu thereof) paid in cash by such Person and its consolidated Subsidiaries.

            "CONSOLIDATED INTEREST EXPENSE": with respect to any Person for any period, interest and fees paid or (without duplication) due and payable (whether or not paid) in cash by such Person and its consolidated Subsidiaries during such period in respect of Total Debt, all determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET CASH FLOW": with respect to SMC at any date of determination, an amount reflecting the actual cash balance at the beginning of the applicable period of determination plus an amount reflecting actual cash receipts during the applicable period of determination minus an amount reflecting actual cash disbursements during the applicable period of determination, all determined with respect to SMC and its Domestic Subsidiaries on a consolidated basis and in a manner consistent with the calculation of "Ending Cash" as set forth in the "13-Week Cash Forecast through June 28, 2002" included as a component of the Budget. For the avoidance of doubt, cash balances receipts, and disbursements of any Person that is not a Borrower on the Closing Date shall not be included in any calculation of Consolidated Net Cash Flow.

            "CONSOLIDATED NET INCOME": with respect to any Person for any period the net income or loss of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (provided that there shall be excluded (a) the income or loss of any Person in which any other Person (other than SMC or any of its Subsidiaries) has an interest, except to the extent of the amount of dividends or other distributions actually paid to SMC or any of its Subsidiaries or the amount of any capital calls or contributions or other fundings of losses actually required from SMC or any of its Subsidiaries during such period; (b) the income of any of SMC's Subsidiaries to the extent that the declaration or payment of dividends or other distributions by that Subsidiary is not at the time permitted by operation of the terms of its charter or other governing documents, or any agreement, instrument, judgment, decree, order, or Requirements of Law applicable to such Subsidiary except to the extent of dividends or other distributions actually paid to SMC or any Wholly-Owned Subsidiary that is not subject to the restrictions described in this clause (b); and (c) the net income or loss of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with such Person or any of its Subsidiaries or the date such Person's assets are acquired by SMC or any of its Subsidiaries).

            "CONSOLIDATED REVENUE": with respect to any Person at any date of determination, the net sales of such Person and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP and in a manner consistent with the calculation of net sales as set forth in the Statement of Operations of SMC as set forth in SMC's audited financial statements dated December 31, 2001; provided that the amount of sales by such Person and its Subsidiaries to Persons that are Affiliates of such Person and/or a Subsidiary thereof shall not exceed, for purposes of the above determination, ten percent of the amount of total net sales of SMC and its Subsidiaries during the applicable period ending on the date of determination.

            "DEEMED DIP LOANS": as defined in the Interim Order and the Final Order.

            "DEFAULT": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "DIP LOAN AVAILABILITY": shall mean for any period, the total amount set forth opposite such period below:

                        REVOLVING CREDIT
PERIOD                  LOAN AVAILABILITY         LETTER OF CREDIT AVAILABILITY     TOTAL AVAILABILITY
------                  -----------------         -----------------------------     ------------------
Closing Date -          $18,000,000               $10,000,000                       $28,000,000
May 12, 2002

                        REVOLVING CREDIT
PERIOD                  LOAN AVAILABILITY         LETTER OF CREDIT AVAILABILITY     TOTAL AVAILABILITY
------                  -----------------         -----------------------------     ------------------
May 13, 2002 -          $24,924,000               $10,000,000 (or,                  $34,924,000 (or, subject
May 31, 2002                                      subject to subsection             to subsection 4.1(a),
                                                  4.1(a), $20,000,000)              $44,924,000)

June 1, 2002 -          $27,645,000               $10,000,000 (or,                  $37,645,000 (or, subject
June 30, 2002                                     subject to subsection             to subsection 4.1(a),
                                                  4.1(a), $20,000,000)              $47,645,000)

July 1, 2002 -          $29,457,000               $10,000,000 (or,                  $39,457,000 (or, subject
July 31, 2002                                     subject to subsection             to subsection 4.1(a),
                                                  4.1(a), $20,000,000)              $49,457,000)

August 1, 2002          $60,000,000               $10,000,000 (or,                  $60,000,000
and thereafter                                    subject to subsection
                                                  4.1(a), $20,000,000)

            "DIP OBLIGATIONS": as defined in the Interim Order.

            "DOLLARS" and "$": dollars in lawful currency of the United States of America.

            "DOMESTIC SUBSIDIARY": any Subsidiary of SMC which is incorporated in any state or other jurisdiction of the United States of America.

            "EFFECTIVE DATE": the date of this Agreement.

            "ENVIRONMENTAL CLAIMS": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern, (c) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law and (d) any alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern.

            "ENVIRONMENTAL LAWS": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern or protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ESTATES": each of the estates created upon the commencement of the Bankruptcy Cases.

            "EURO": the lawful currency of the European Union.

            "EVENT OF DEFAULT": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both has been satisfied.

            "EXCLUDED ACCOUNT": as defined in subsection 6.22.

            "EXISTING CREDIT AGREEMENT": the Credit Agreement dated as of October 28, 1998 among SMC, certain lenders, and Credit Lyonnais New York Branch as issuing bank and agent, as amended.

            "EXISTING LETTERS OF CREDIT": as defined in subsection 4.1(b).

            "FDIC": the Federal Deposit Insurance Corporation or any successor to the functions and powers thereof.

            "FEDERAL FUNDS RATE": as defined in the definition of "Base Rate."

            "FINAL ORDER": as defined in subsection 7.2(e).

            "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "FIRST DAY ORDERS": those orders of the Bankruptcy Court, in form and substance satisfactory to the Agent, which are entered in response or relating to applications or motions made or filed by the Borrowers on the Petition Date.

            "FOREIGN INTERCOMPANY RECEIVABLES": with respect to any Person at any date of determination, the aggregate amount owed to such Person and its Subsidiaries by all Foreign Subsidiaries of SMC due to accumulated intercompany receivables, whether or not represented by a note or any other instrument evidencing such obligation.

            "FOREIGN SUBSIDIARY": any Subsidiary of SMC which is not a Domestic Subsidiary.

            "FRENCH SUBSIDIARIES": Special Metals Services S.A., a societe anonyme organized under the laws of the Republic of France, and Rescal, S.A., a societe anonyme organized under the laws of the Republic of France.

            "GAAP": generally accepted accounting principles in the United States of America in effect on the Closing Date.

            "GOVERNMENTAL AUTHORITY": any supranational, national, foreign, federal, state or other court or governmental agency, authority, instrumentality or regulatory body.

            "GUARANTEE": any guarantee by any Loan Party of the Obligations, including the Subsidiaries' Guarantee.

            "GUARANTEE OBLIGATION": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
            (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business; (B) customary and reasonable indemnity obligations of the Borrowers and their Subsidiaries under any agreement or document pursuant to which a Borrower or a Subsidiary thereof may indemnify a party to any such agreement or document (which Party is not an Affiliate of a Borrower or Subsidiary) with respect to losses incurred by such party as a result of the failure of a representation or warranty of such Borrower or such Subsidiary to be true or as a result of an event occurring after the effective date of such agreement or document or to indemnify such party as a result of the negligence or other culpable conduct of such Borrower or its Subsidiary, as the case may be; (C) customary "comfort letters" which do not require a Person to make payments or to maintain working capital, equity capital, net worth or solvency of the primary obligor; or (D) product warranties incurred in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof.

            "HEDGING AGREEMENT": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, cap or collar agreement or other interest rate hedge arrangement, currency swap agreement, foreign exchange agreement or other agreement or arrangement with respect to foreign exchange or any foreign currency, or forward contracts for the purchase of commodities, selected by the Borrowers and, with respect to interest rate Hedging Agreements, with a counterparty acceptable to the Agent, to or under which a Borrower or any Subsidiary thereof is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

            "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than unsecured current liabilities not the result of the borrowing of money or the obtaining of credit or the leasing of property for accounts payable and expense accruals incurred or assumed in the ordinary course of business for current purposes and not represented by a note or other evidence of indebtedness and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) the principal component of all obligations of such Person under Financing Leases, (d) all liabilities secured by (or for which the holder has an existing right, contingent or otherwise to be secured by) any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (e) the net obligations of such Person under all Hedging Agreements to the extent required to be recognized as a liability under GAAP. Indebtedness of a Person shall include any Indebtedness of a partnership in which such Person is a general partner, unless such partnership Indebtedness is without recourse to such general partner.

            "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "INSOLVENT": pertaining to a condition of Insolvency.

            "INTELLECTUAL PROPERTY": with respect to any Person, such Person's intellectual property, including United States and foreign patents, patent applications, registered and common law trademarks, trademark applications, service names, service marks, service mark applications, logos, trade names, trade secrets, proprietary technology, research records, technical knowledge and processes, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto, know-how, formal or informal licensing arrangements, technical specifications, computer software, registered and unregistered copyrights, copyright applications, and all embodiments of the foregoing and all rights with respect thereto, together with the goodwill of the business symbolized by or connected with any of the foregoing.

            "INTERCOMPANY NOTE": a promissory note executed by a Subsidiary of SMC in favor of SMC or any Domestic Subsidiary in form and substance satisfactory to the Agent and pledged to the Agent for the benefit of the Lenders as provided in this Agreement and the Security Documents.

            "INTERIM ORDER": as defined in subsection 7.1(s).

            "INVESTMENT": as defined in subsection 9.8.

            "ISSUING BANK": Credit Lyonnais New York Branch or any Lender which, with the approval of the Agent, may at any time issue or be requested to issue a Letter of Credit for the account of a Borrower; provided, that at the time of such issuance or request, as the case may be, such additional Lender shall have a credit rating of at least "BBB" by Standard & Poor's Corporation or "Baa" by Moody's Investors Services, Inc. If there is more than one Issuing Bank, all references to "the Issuing Bank" shall be deemed to refer to each Issuing Bank or all Issuing Banks, as the context requires.

            "ITALIAN SUBSIDIARY": Special Metals Services SpA, a corporation organized under the laws of the Republic of Italy.

            "LENDERS": as defined in the first paragraph of this Agreement. When used with reference to the Security Documents and the Collateral, the term "Lender" includes the Agent, the Issuing Bank, the beneficiaries of any indemnification obligation undertaken by any Loan Party under any Loan Document, and the successors and assigns of any of the foregoing.

            "LETTER OF CREDIT": a letter of credit issued by, and subject to terms and conditions acceptable to, the Issuing Bank on behalf of a Borrower pursuant to Section 4, which letter of credit shall have an expiration date no later than the earlier of (a) one year after its date of issuance or (b) 30 days prior to the Revolver Termination Date.

            "LETTER OF CREDIT REIMBURSEMENT OBLIGATION": any obligation of any Borrower to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, as provided in subsection 4.3.

            "LETTER OF CREDIT REQUEST": as defined in subsection 4.1.

            "LETTER OF CREDIT SUBLIMIT": as defined in subsection 4.1.

            "LETTERS OF CREDIT OUTSTANDING": any time, the sum of (a) the aggregate stated amount of all outstanding Letters of Credit plus (without duplication) (b) the aggregate amount of all drawings made under any Letter of Credit for which the Issuing Bank has not received reimbursement from the Borrowers by means of a borrowing of Revolving Credit Loans pursuant to Section 3 or otherwise.

            "LIEN": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, hypothecation, preference, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease or title retention agreement relating to such asset and (c) in addition, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LOAN": any Revolving Credit Loan made by any Lender pursuant to this Agreement.

            "LOAN DOCUMENTS": this Agreement, the Notes, the Letters of Credit, the Letter of Credit Requests (including the related reimbursement agreements), the Security Documents, the Guarantees, any agreement between a Loan Party and the Agent with respect to the payment of fees, the Interim Order, the Final Order and each other document, agreement, instrument or certificate delivered pursuant to the terms hereof or thereof, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

            "LOAN PARTIES": the Borrowers and each Subsidiary of a Borrower which is a party to a Loan Document, and any other Person which guarantees all or any portion of the Obligations and/or grants a Lien on any of its assets to secure payment and/or performance of the Obligations.

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, assets, liabilities, property, performance or condition (financial or otherwise) or prospects of SMC or any Material Subsidiary or SMC and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement, any Note or any of the other Loan Documents or (c) the rights or remedies of the Agent, the Issuing Bank or the Lenders hereunder or thereunder.

            "MATERIAL SUBSIDIARY": any Subsidiary whose assets, as of the end of the most recent fiscal quarter, were at least 10% of the total assets of SMC and its Subsidiaries, taken as a whole, determined in accordance with GAAP.

            "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, lead-based paint, radiation, radioactive materials and electromagnetic fields.

            "MORTGAGE": each mortgage or deed of trust executed or to be executed and delivered by any Loan Party, covering any interest in real property located in the United States of any of the Borrowers for which the Agent requests a mortgage or deed of trust, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

            "MORTGAGED PROPERTIES": all of the interests in real estate in which Liens are purported to be granted to the Agent pursuant to this Agreement, the Interim Order, the Final Order, or any Mortgage.

            "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

            "NASDAQ": National Association of Securities Dealers Automatic Quotation System.

            "NET PROCEEDS": (a) 100% of the cash proceeds of any Asset Sale by the Borrowers or any of their Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of (i) reasonable attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments secured by Liens on such assets (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof; (b) 100% of Qualifying Insurance Proceeds; (c) 100% of all Pension Plan Reversion Proceeds; (d) 100% of the cash proceeds of any issuance of equity securities of a Borrower after the Closing Date, net of reasonable attorneys' and accounting fees, investment banking or underwriting fees or discounts and other customary expenses actually incurred in connection therewith; and (e) 100% of the cash proceeds of any issuance of debt securities by a Borrower or any of its Subsidiaries after the Closing Date (other than Indebtedness permitted by subsection 9.2), net of reasonable attorneys' fees and other customary expenses actually incurred in connection therewith.

            "NEW SUBSIDIARY": each Subsidiary of a Borrower organized, formed or acquired after the Closing Date.

            "NONEXCLUDED TAXES": as defined in subsection 5.6(a).

            "NOTES": the collective reference to the Revolving Credit Notes.

            "OBLIGATIONS": means all direct or indirect debts, liabilities and obligations of any Person (including the Estates) of any and every type and description at any time arising under or in connection with this Agreement or any other Loan Document, to the Agent, the Issuing Bank, Credit Lyonnais, any Lender (including in its capacity as a counterparty to an interest rate Hedging Agreement), or any other Person entitled to indemnification pursuant to the Credit Agreement or any other Loan Document, in each case whether now outstanding or hereafter created or incurred, whether or not the right to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of such Person for principal of and interest on any and all Revolving Credit Loans at any time outstanding under this Agreement, (b) all liabilities of such Person in respect of Letters of Credit at any time issued pursuant to this Agreement (including Letter of Credit Reimbursement Obligations), (c) all liabilities of such Person under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (d) all liabilities of such Person under any interest rate Hedging Agreement entered into with any Lender or any of its Affiliates, and (e) all other liabilities of such Person under or in respect of any of the Loan Documents or any of the transactions contemplated thereby.

            "ORDER": any order of the Bankruptcy Court in the Bankruptcy Cases.

            "OTHER TAXES": as defined in subsection 5.6(a).

            "PARTICIPANT": as defined in subsection 12.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "PENSION PLAN REVERSION PROCEEDS": the amount of the cash and the fair market value of any and all other property received (directly or indirectly) by a Borrower or any Commonly Controlled Entity after the Closing Date from the termination of any stock, bonus, pension or profit-sharing plan (or trust thereunder) which was treated by a Borrower or such Commonly Controlled Entity as a plan qualified under Code Section 401(a) which shall not have been applied by the Borrower or such Commonly Controlled Entity to payment of (a) taxes, if any, imposed with respect to the receipt of such cash or other property or (b) the payment of reasonable costs and expenses (including legal, actuarial and accounting fees) actually incurred in obtaining such cash or other proceeds.

            "PERMITTED ASSET SALE": an Asset Sale permitted by subsections 9.6(a), (b), or (c), or an Asset Sale permitted by subsection 9.6(d), (e), or (f), but only to the extent the aggregate amount of Asset Sales permitted by subsections 9.6(d), (e), or (f) is less than $250,000.

            "PERMITTED LIENS": as defined in subsection 9.3.

            "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PETITION DATE": means March 27, 2002.

            "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "POSTPETITION": the period including and after the Petition Date.

            "PREPETITION": the period prior to the Petition Date.

            "PREPETITION INDEBTEDNESS": all Obligations (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement.

            "PRINCIPAL SHAREHOLDERS": SIMA, LWH Holdings S.A. and their Affiliates.

            "PRO RATA REVOLVING SHARE": with respect to any Revolving Credit Lender at any time, that percentage equal to the Revolving Credit Commitment Percentage of such Revolving Credit Lender at such time.

            "QUALIFYING INSURANCE PROCEEDS": any insurance proceeds payable to a Borrower or any of its Subsidiaries after the Closing Date on account of a Casualty Loss which shall not have been applied by the Borrower or such Subsidiary to the payment of the cost of repair or replacement of the property subject to such Casualty Loss within six months of the date such insurance proceeds are actually received by the Borrower or such Subsidiary, or committed to such repair or replacement which has commenced within such six months and has been completed within the next six months minus reasonable costs and expenses (including legal and accounting fees) actually incurred by the Borrower or its Subsidiaries in recovering such proceeds.

            "REGISTER": as defined in subsection 12.6(d).

            "REGULATION U": Regulation U of the Board of Governors as in effect from time to time.

            "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
            Section 4241 of ERISA,

            "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived pursuant to PBGC Reg.ss.4043.

            "REQUIRED LENDERS": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate in excess of 65%.

            "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER": with respect to a Borrower or any Subsidiary, any one of the chairman of the board, the chief executive officer, the president and any vice president of the Borrower or such Subsidiary or, with respect to financial matters, the chief financial officer or treasurer of the Borrower or such Subsidiary.

            "RESTRICTED PAYMENT": as defined in subsection 9.7.

            "REVOLVER TERMINATION DATE": the earliest to occur of (a) April 30, 2003, (b) the effective date of a plan of reorganization under any of the Bankruptcy Cases, (c) without limiting the Agent's or Lenders' rights hereunder, the date on which a sale of all or substantially all of the assets of the Borrowers is consummated; and
            (d) the date on which any of the Bankruptcy Cases is converted to a case under Chapter 7 of the Bankruptcy Code.

            "REVOLVING CREDIT COMMITMENT": with respect to each Revolving Credit Lender, the amount set forth opposite such Revolving Credit Lender's name on Schedule I under the heading "Revolving Credit Commitment" or in the applicable Assignment and Acceptance, as such amount may be reduced from time to time pursuant to this Agreement; collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments".

            "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage of such Revolving Credit Lender's Revolving Credit Commitment of the aggregate outstanding Revolving Credit Commitments of all the Revolving Credit Lenders or if the Revolving Credit Commitments have been terminated, the percentage which the sum of its outstanding Revolving Credit Loans plus its proportionate share of the Letters of Credit Outstanding constitutes of the aggregate outstanding Revolving Credit Loans and Letters of Credit Outstanding of all Revolving Credit Lenders.

            "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Effective Date to but not including the Revolver Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

            "REVOLVING CREDIT LENDER": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Credit Loan outstanding hereunder or participation in any Letter of Credit Outstanding; collectively, the "Revolving Credit Lenders".

            "REVOLVING CREDIT LOANS": as defined in subsection 3.1.

            "REVOLVING CREDIT NOTE": as defined in subsection 3.4(e).

            "SALES": as defined in the first paragraph of this Agreement.

            "SEC": the United States Securities and Exchange Commission or any successor thereto.

            "SECURITY DOCUMENTS": all security documents hereafter delivered to the Agent from time to time granting or purporting to grant or perfect a Lien on any asset or property of any Person to secure the Obligations of the Borrowers and/or any other Loan Party hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any pledge agreements, control agreements or other documents or instruments.

            "SIMA": Societe Industrielle de Materiaux Avances, a societe anonyme organized under the laws of the Republic of France.

            "SINGAPORE INTERCOMPANY RECEIVABLES": with respect to any Person at any date of determination, the aggregate amount owed to such Person and its Subsidiaries by Special Metals Pacific Pte. Ltd., a company organized under the laws of the Republic of Singapore, due to accumulated intercompany receivables, indebtedness, or otherwise, whether or not represented by a note or any other instrument evidencing such obligation.

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "STERLING" and "(POUND)": pounds sterling in lawful currency of the United Kingdom.

            "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of Capital Stock having ordinary voting power (excluding Capital Stock having such power only as a result of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of SMC.

            "SUBSIDIARIES' GUARANTEE": the Guarantee executed or to be executed and delivered by each Domestic Subsidiary of the Borrower substantially in the form of Exhibit E, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

            "TOTAL DEBT": with respect to any Person at any time, all Indebtedness of such Person and its Subsidiaries as determined on a consolidated basis in accordance with GAAP, including (without duplication), if such Person is SMC, the aggregate principal amount of all outstanding Revolving Credit Loans.

            "TRANSFEREE": as defined in subsection 12.6(f).

            "UCC": the Uniform Commercial Code as in effect in the State of New York on the Closing Date.

            "UK SUBSIDIARY": Special Metals Wiggin Limited, a limited company incorporated under the laws of England and Wales.

            "UNITED KINGDOM": the United Kingdom of Great Britain and Northern Ireland.

            "UNUSED REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b)(i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding plus (ii) such Lender's Pro Rata Revolving Share of Letters of Credit Outstanding at such time.

            "WIRE": as defined in the first paragraph of this Agreement.

            "VOTING STOCK": as to any Person, the Capital Stock of such Person normally entitled to vote in the election of directors or other governing body of such Person, and securities convertible into such Capital Stock.

            "WHOLLY OWNED SUBSIDIARY": a Subsidiary of SMC of which SMC owns, directly or indirectly, all of the Capital Stock, exclusive of Capital Stock of a Foreign Subsidiary required to be owned by residents of the jurisdiction in which such Foreign Subsidiary is organized or located and commonly referred to as "director's qualifying shares."

            1.2   OTHER DEFINITIONAL PROVISIONS.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Loan Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references in this Agreement are to this Agreement unless otherwise specified. The terms "including" "include" and "includes" when used in this Agreement or any other Loan Document shall be deemed to mean "including without limitation," and the word "will" shall be construed to have the meaning and effect as "shall."

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) Sections and subsections headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

            (f) Unless otherwise specified herein or the context otherwise requires, all references to (i) any Requirement of Law defined or referred to herein shall be deemed to refer to such Requirement of Law or any successor Requirement of Law, as the same may have been or may be amended or supplemented from time to time and (ii) to any document, instrument or agreement defined or referred to herein shall be deemed to refer to such document, instrument or agreement (and in the case of any Note or other instrument, any instrument issued in substitution therefor), as the same may have been or may be amended, supplemented, amended and restated, waived or otherwise modified from time to time (subject, however, to any restrictions on amendments or other modifications herein).

            SECTION 2. FEES; PRIORITY

            2.1 UNDERWRITING FEE; FACILITY FEE. On the Effective Date, the Borrowers shall pay to the Agent (a) an underwriting fee, equal to one percent of the total aggregate Revolving Credit Commitments, which fee the Agent shall distribute to the Lenders party to this Agreement on the Effective Date for the account of such Lenders in accordance with their respective Pro Rata Revolving Share on such date, and (b) a facility fee, equal to one percent of the total aggregate Revolving Credit Commitments, which fee the Agent shall hold in escrow and distribute to the Lenders party to this Agreement as of the closing of the syndication period as determined by the Agent in its sole discretion, for the account of such Lenders in accordance with their respective Pro Rata Revolving Share on such date. The Borrowers understand and agree that the fees described above shall be paid as described above and are nonrefundable in any circumstance, including a failure of the Lenders party to this Agreement on the Effective Date to further syndicate the Revolving Credit Commitments.

            2.2 UNUSED COMMITMENT FEE. The Borrowers shall pay to the Agent for the account of each Revolving Credit Lender during the Revolving Credit Commitment Period a commitment fee, payable monthly in arrears on the last day of each calendar month and on the Revolver Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such days to occur after the Effective Date, such fee to be computed at the rate of 0.75% per annum on (a) the average daily amount of the Unused Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, when the DIP Loan Availability for such period is $60,000,000; and (b) the average daily amount of the excess, if any, of (i) the amount of such Lender's Pro Rata Revolving Share of the DIP Loan Availability during the period for which payment is made over (ii) (A) the aggregate principal amount of all Revolving Credit Loans made by such Lender and outstanding during the period for which payment is made plus
                  (B) such Lender's Pro Rata Revolving Share of Letters of Credit Outstanding during the period for which payment is made, when the DIP Loan Availability for such period is less than $60,000,000.

            2.3 LETTER OF CREDIT FEE. The Borrowers shall pay to the Agent a nonrefundable letter of credit fee, to be distributed by the Agent to each Revolving Credit Lender according to its Pro Rata Revolving Share, equal to the L/C Rate (as defined below) on the daily amount of outstanding issued Letters of Credit, payable monthly in arrears on the last day of each calendar month and on the Revolver Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein. With respect to each Letter of Credit, the Borrowers also agree to pay to the Issuing Bank, solely for the account of the Issuing Bank, (a) a nonrefundable issuing fee of 0.25% per annum on the face amount of such Letter of Credit for the term of such Letter of Credit, payable (i) in advance on the date of issuance thereof for the three-month period following the date of issuance and (ii) monthly in arrears thereafter, and (b) the Issuing Bank's customary administrative fee. "L/C Rate", as used above, means an interest rate per annum equal to 3.50%.

            2.4 AGENT'S FEE. The Borrowers shall pay to the Agent for its own account a nonrefundable agency fee equal to $15,000 per month, payable in advance on the first day of each calendar month until the Revolving Credit Commitments have expired or been terminated and all Obligations of all Loan Parties have been paid in full in cash. In addition to the foregoing, the Borrowers shall reimburse the Agent for all of the Agent's out-of-pocket expenses incurred in the performance of its obligations under this Agreement, within 10 days of receiving the Agent's invoice therefor.

            2.5   PRIORITY AND LIENS.

            (a) The Obligations shall be secured by Liens under Sections 364(c)(2) and (d)(1) of the Bankruptcy Code, senior to all other Liens (subject to subsection 2.5(d)), regardless of when the Liens were obtained and regardless of their previous priority, in all of the Collateral. The Obligations shall be senior to the DIP Obligations to the Lenders (as defined in the Interim Order) in connection with the Deemed DIP Loans.

            (b) As to all Collateral, each of the Borrowers, subject to the Carve-Out, hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent, for the benefit of the Agent and the Lenders, all of the right, title and interest of such Borrower in all of such Collateral. Each of the Borrowers acknowledges that, pursuant to the Orders, the Liens granted in favor of the Agent, for the benefit of the Agent and the Lenders, in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien, Mortgages, or other instruments of mortgage or assignment. Each Borrower further agrees that if requested by the Agent, or required by the Loan Documents, the Borrowers shall enter into separate security agreements, pledge agreements and fee and leasehold mortgages with respect to such Collateral on terms satisfactory to the Agent.

            (c) The Obligations shall have the status in the Bankruptcy Cases of superpriority administrative expenses under Section 364(c)(1) of the Bankruptcy Code. Subject to the Carve-Out, such administrative claims shall have priority over all other claims, costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 328, 330, 331, 503(b),
                  506(c), 507(a), 507(b), 546(c), 726 or 1112 or any other
                  provision of the Bankruptcy Code and shall at all times be senior to the rights of any Borrower, any Borrower's estate, and any successor trustee or estate representative in the Bankruptcy Cases or any subsequent proceeding or case under the Bankruptcy Code.

            (d)   The Liens on the Collateral under Sections 364(c)(2) and
                  (d)(1) of the Bankruptcy Code, for the benefit of Agent and Lenders, and the superpriority administrative claim under
                  Section 364(c)(1) of the Bankruptcy Code afforded the Obligations, shall be subject to the following: (i)(A) the unpaid fees due and payable to the Clerk of the Court and the U.S. Trustee pursuant to 28 U.S.C.ss. 1930, and (B) allowed, unpaid claims for fees and expenses incurred by professionals retained pursuant to an order of the Bankruptcy Court prior to the occurrence of an Event of Default (as defined in the Commitment Letter) not to exceed $1,000,000 in the aggregate (the "Carve-Out"), other than fees and expenses incurred, directly or indirectly, in respect of, relating to or arising from the investigation, initiation or prosecution of any action for preferences, fraudulent conveyances, subordination or claims or causes of action against the Agent (as defined in the Interim Order) or Lenders (as defined in the Interim Order) with respect to the Prepetition Indebtedness or the DIP Obligations, and (ii) existing validly perfected liens that were Permitted Liens (as defined in the Existing Credit Agreement but not including Permitted Liens under subsection 9.3(h) thereof) under the Existing Credit Agreement; provided, that any payments actually made to such professionals under Sections 330, 331 and 503 of the Bankruptcy Code in respect of fees and expenses incurred or accrued (x) prior to the occurrence of an Event of Default, shall not reduce the Carve-Out and (y) from and after the occurrence of an Event of Default, shall reduce Dollar-for-Dollar the Carve-Out; provided, further, that in no event shall any of the Carve-Out (A) be utilized to prosecute or cause to be prosecuted any such claims, causes of action, actions or proceedings against any Agent or Lender, (B) be paid from amounts on deposit in the Collateral Account or (C) include any fees or expenses arising after the conversion of a Bankruptcy Case under Chapter 11 of the Bankruptcy Code to a case under Chapter 7 of the Bankruptcy Code.

            (e) Notwithstanding the foregoing, the Borrowers shall be permitted to pay, as the same may become due and payable (i) administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of their businesses, (ii) subject to the provisions of the Interim Order, the Final Order, and this subsection 2.5 and provided that no Event of Default has occurred and is continuing, compensation and reimbursement of expenses to professionals allowed by the Bankruptcy Court and payable under Sections 330 and 331 of the Bankruptcy Code, and (iii) any other Prepetition or Postpetition expenses of the Borrowers, including adequate protection payments, to the extent approved by the Bankruptcy Court and not otherwise prohibited by the terms of this Agreement or the other Loan Documents. Except for the Carve-Out, no costs or expenses of administration shall be imposed against Agent and Lenders or the Collateral under Sections 105, 506(c) or 552 of the Bankruptcy Code, or otherwise.

      SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

            3.1 REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions hereof, each Revolving Credit Lender severally (and not jointly) agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to its Pro Rata Revolving Share of Letters of Credit Outstanding, does not exceed the lesser of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment and (b) the amount of such Revolving Credit Lender's Pro Rata Revolving Share of the DIP Loan Availability. Subject to the foregoing and to the satisfaction of all conditions for borrowing, during the Revolving Credit Commitment Period, the Borrowers may use the Revolving Credit Commitments within the limits set forth herein and in the Interim Order and the Final Order by borrowing and prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            3.2 JOINT AND SEVERAL LIABILITY. Notwithstanding any other provision of this Agreement to the contrary, each Borrower acknowledges and agrees that:

            (a) all Obligations (including without limitation the Borrowers' Obligations in respect of the Revolving Credit Loans and in respect of any Letter of Credit) shall be the primary and joint and several obligations (and not the obligation of a surety) of each Borrower, regardless of whether any Borrower actually receives Revolving Credit Loans, Letters of Credit, other extensions of credit hereunder or the benefit thereof or the amounts of such Revolving Credit Loans or Letters of Credit or other extensions of credit received or the manner in which the Agent and/or any Lender accounts for such Revolving Credit Loans, Letters of Credit or other extensions of credit on its books and records; and

            (b) a separate action or actions may be brought and prosecuted against each Borrower whether or not any action is brought against any other Borrower and whether or not any other Borrower is joined in any such action or actions.

            3.3 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that the Borrower Representative shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 noon New York City time, one Business Day prior to the requested Borrowing Date), specifying the amount to be borrowed and the requested Borrowing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to $100,000 or a whole multiple thereof. Upon receipt of any such notice from the Borrower Representative, the Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrowers at the office of the Agent specified in subsection 12.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower Representative and in funds immediately available to the Agent. Such borrowing will then be made available by 1:00 P.M., New York City time, to the Borrowers by the Agent crediting (subject to subsection 8.13) the account of the Borrowers on the books of such office or such other account as specified by the Borrower Representative with the aggregate of the amounts made available to the Agent by the Revolving Credit Lenders and in like funds as received by the Agent.

            3.4   REPAYMENT OF REVOLVING CREDIT LOANS; EVIDENCE OF DEBT.

            (a) Each Borrower hereby unconditionally promises to pay to the Agent for the account of each Revolving Credit Lender the then-unpaid principal amount of each Revolving Credit Loan made by such Lender on the Revolver Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to this Agreement). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date of borrowing thereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.2.

            (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Revolving Credit Lender resulting from each Revolving Credit Loan made by such Revolving Credit Lender from time to time, including the amounts of principal and interest payable and paid to such Revolving Credit Lender from time to time under this Agreement.

            (c) The Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Revolving Credit Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrowers and each Revolving Credit Lender's share thereof, if any.

            (d) The entries made in the Register and the accounts of each Revolving Credit Lender maintained by the Agent pursuant to subsection 3.4(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Agent to maintain any such account or the Register, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Revolving Credit Loans made to the Borrowers by such Revolving Credit Lender in accordance with the terms of this Agreement.

            (e) The Borrowers agree that at the closing on the Closing Date, the Borrowers will execute and deliver to each Revolving Credit Lender a promissory note of the Borrowers evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit H (a "Revolving Credit Note"), dated the Closing Date and payable to the order of such Revolving Credit Lender and in a principal amount equal to the amount of the Revolving Credit Commitment of such Revolving Credit Lender. Each Revolving Credit Lender is hereby authorized to record the date and amount of each Revolving Credit Loan made by such Revolving Credit Lender and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of its Revolving Credit Note; provided, however, that the failure to make any such recordation (or any error therein) shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Revolving Credit Loans made to the Borrowers in accordance with the term of this Agreement.

            3.5 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrowers shall have the right, upon not less than five Business Days' prior written notice from the Borrower Representative to the Agent, which notice shall be irrevocable, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in a minimum amount equal to $1,000,000 or an integral multiple thereof or, if less, the entire remaining balance of the Revolving Credit Commitments and shall reduce permanently the Revolving Credit Commitments then in effect; provided, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans plus the aggregate Letters of Credit Outstanding would exceed the

                  Revolving Credit Commitments then in effect. All reductions shall be made ratably among all Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments.

            3.6   USE OF PROCEEDS OF REVOLVING CREDIT LOANS.

            (a) The proceeds of the Revolving Credit Loans shall be used by the Borrowers for working capital and general corporate purposes in the ordinary course of the Borrowers' and their Subsidiaries' business and consistent with the Budget.

            (b) For the avoidance of doubt, no portion of the proceeds of the Revolving Credit Loans shall be used, directly or indirectly:
                  (i) to finance or make any payment not permitted under this Agreement, (ii) to pay any fees or similar amounts payable to any Person who has proposed or may propose to purchase interests in any Borrower or who otherwise has proposed or may propose to invest in any Borrower (including so-called "break-up fees," "topping fees," "exit fees," "success fees" and similar amounts), (iii) to make any distribution under a plan of reorganization in any Bankruptcy Case, (iv) except as otherwise expressly provided in the Interim Order or the Final Order, to finance in any way any adversary action, suit, arbitration, proceeding, application, motion or other litigation of any type relating to or in connection with the Existing Credit Agreement or any of the loan documents or instruments entered into in connection therewith, including, without limitation, any challenges to the obligations under the Existing Credit Agreement or the validity, perfection, priority or enforceability of any Lien securing such claims or any payment made thereunder; (v) except as otherwise expressly provided in the Interim Order or the Final Order, to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of the Agent and the Lenders or their rights and remedies under this Agreement and the other Loan Documents;
                  (vi) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of Agent; or (vii) to reduce, terminate, or otherwise be applied to any Prepetition Indebtedness of any Borrower or any other Loan Party without the prior written consent of Agent.

            SECTION 4. LETTERS OF CREDIT

            4.1   ISSUANCE.

            (a) Subject to the terms and conditions hereof, the Issuing Bank on behalf of the Revolving Credit Lenders agrees to issue on any Business Day any Letter of Credit (or amendments thereof) requested by the Borrower Representative during the period from the Closing Date until the date 60 days prior to the Revolver Termination Date; provided, however, that the Issuing Bank shall have no obligation to issue any such Letter of Credit (or amendments thereof) (i) to the extent that the issuance thereof would cause the aggregate amount of all Letters of

                  Credit Outstanding, when added to all Revolving Credit Loans outstanding, to exceed the lesser of (a) the aggregate amount of the Revolving Credit Commitments and (b) the applicable DIP Loan Availability, or (ii) such issuance would cause the aggregate amount outstanding at any time of all Letters of Credit Outstanding to exceed $10,000,000 (such amount, the "Letter of Credit Sublimit"); provided, that the Letter of Credit Sublimit may be increased to $20,000,000 with the consent of the Required Lenders and each Issuing Lender (such consent to be granted in such parties' sole discretion) upon the request of the Borrower Representative; provided, further, that the Borrowers shall provide to the Lenders any and all documents, agreements, and other information, financial and otherwise, requested by the Lenders in order to evaluate such request of the Borrower's Representative. Each Letter of Credit shall be issued pursuant to a request, given not later than 12:00 noon, New York City time, on the fourth Business Day prior to the date of any proposed issuance, by the Borrower Representative to the Agent, which shall give to the Issuing Bank and each Revolving Credit Lender prompt notice thereof by telecopy, telex or cable. Such request by the Borrower Representative for the issuance of a Letter of Credit (or amendments thereof) shall be made by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit I, together with a signed letter of credit application (including the related reimbursement agreement) on the Issuing Bank's then-standard form (or other form acceptable to the Issuing Bank and appropriate, in the sole opinion of the Issuing Bank, in the circumstances) (a "Letter of Credit Request") duly executed by the Borrower Representative and may be cancelled by notice thereof prior to issuance of such Letter of Credit by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, to the Issuing Bank and the Agent. Within the limits of the DIP Loan Availability and each Revolving Credit Lender's Unused Revolving Credit Commitment and the other restrictions set forth herein, the Borrowers' ability to request the issuance of Letters of Credit shall be fully revolving.

            (b) All letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date (the "Existing Letters of Credit") shall, upon request of the Borrowers and consent of the Agent in its sole discretion, automatically be deemed Letters of Credit under this Agreement, and subject to the terms hereof for all purposes.

            4.2 PARTICIPATION BY REVOLVING CREDIT LENDERS. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this
                  Section 4, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Credit Lender's Pro Rata Revolving Share of such Letter of Credit (including, without limitation, all Obligations of the Borrowers with respect thereto, other than amounts owing to the Issuing Bank under subsection 2.3, and any security therefor or guaranty pertaining thereto).

            4.3 DRAWINGS. In the event that any drawing shall be made under a Letter of Credit, by demand or claim (including, without limitation, any draft), the Issuing Bank shall notify the Borrower Representative via telephone, telecopy or telex of such drawing and the Borrowers shall (whether or not the Issuing Bank has notified the Borrower Representative of such drawing, and on a joint and several and primary basis, as more fully provided in subsection 3.2) reimburse the Issuing Bank in immediately available funds for any amount paid or to be paid by the Issuing Bank under such Letter of Credit on the date of such payment. In the event that any drawing under a Letter of Credit is not reimbursed by the Borrowers on the date of payment by the Issuing Bank, the Borrowers shall be deemed to have requested a borrowing of Revolving Credit Loans in an aggregate amount equal to such unreimbursed payment. The Revolving Credit Lenders shall make the requested Revolving Credit Loans as of the date of such payment by the Issuing Bank, and the proceeds of such Revolving Credit Loans shall automatically be applied to repay the Issuing Bank for such drawing in full. In the event that any drawing under a Letter of Credit is not reimbursed by the Borrowers on the date of payment by the Issuing Bank and such Revolving Credit Loans are not made hereunder for any reason, an Event of Default specified in subsection 10.1(a) shall have occurred and the Issuing Bank shall promptly notify the Agent thereof, and the Agent shall promptly notify each Lender. Immediately upon receipt of such notice, the Revolving Credit Lenders will pay to the Issuing Bank the amount of their respective participations in the Letter of Credit. In the event that any Revolving Credit Lender fails timely to make the Revolving Credit Loan or pay the amount of its participation as required by this subsection 4.3, interest shall accrue thereon at the Federal Funds Rate for the first three Business Days following the date of payment by the Issuing Bank and the Federal Funds Rate plus 1% for the period thereafter to the date of payment thereof by such Revolving Credit Lender. The Issuing Bank shall distribute to each Revolving Credit Lender which has paid all amounts payable by it under this subsection 4.3 with respect to any Letter of Credit such Revolving Credit Lender's Pro Rata Revolving Share of all payments received by the Issuing Bank in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

            4.4 OBLIGATIONS ABSOLUTE. The obligations of the Borrowers and the Revolving Credit Lenders under subsection 4.3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof, under all circumstances whatsoever, including, without limitation, the circumstances listed below:

            (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents, any Letter of Credit, any drawings thereunder or any related contract;

            (b) any amendment or waiver of or any consent to any departure from all or any of this Agreement or any of the other Loan Documents;

            (c) the existence of any claim, set-off, defense or other right which any Borrower at any time may have against the Issuing Bank, the Agent, any of the Lenders, any beneficiary or transferee of any Letter of Credit, or any other Person, whether in connection with this Agreement, the other Loan Documents, any Letter of Credit or any unrelated transactions;

            (d) any statement or any other document presented under any Letter of Credit that proves to be forged, fraudulent or invalid or insufficient in any respect or any statement therein that proves to be untrue or inaccurate in any respect whatsoever;

            (e) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit; or

            (f) any other circumstances or happening whatsoever whether or not similar to any of the foregoing;

                  provided, however, that neither the Borrowers nor the Revolving Credit Lenders shall have any obligation to the Issuing Bank pursuant to subsection 4.3 if, but for the willful misconduct or gross negligence of the Issuing Bank (as determined in a final, nonappealable judgment by a court of competent jurisdiction), the obligations for which the Issuing Bank seeks reimbursement or payment would not have arisen.

            4.5 OTHER LENDERS. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Bank under any resulting liability to any Revolving Credit Lender or relieve any Revolving Credit Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Revolving Credit Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

            4.6 INDEMNIFICATION. The Borrowers shall jointly and severally indemnify and hold harmless the Issuing Bank from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses of any kind whatsoever, including reasonable fees and expenses of attorneys and paralegals that the Issuing Bank may incur (or that may be claimed against the Issuing Bank by any Person), together with all reasonable costs and expenses resulting from the compromise or defense of any claims or liabilities hereinafter described, by reason of or in connection with (a) the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit, (b) any suit, action or proceeding brought by any person to require or prevent payment under any Letter of Credit, or (c) any breach by any Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any of the Loan Documents (to the extent related to Letters of Credit), any Letter of Credit or any related contract, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and defense against any legal action commenced to challenge the validity of any of such documents; provided, however, that the Borrowers shall not be required to indemnify the

                  Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the gross negligence or willful misconduct (as determined in a final, nonappealable judgment in a court of competent jurisdiction) of the Issuing Bank in determining whether a draft, certificate or other documents presented under any Letter of Credit complied with the terms of such Letter of Credit, or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection 4.6 is intended to limit or modify in any way the reimbursement obligations of the Borrowers set forth in subsection 4.3. In case any action or proceeding is brought against the Issuing Bank in respect of which indemnity may be sought under this Agreement, the Issuing Bank shall promptly give notice of any such action or proceeding to the Borrower Representative and may require the Borrowers, upon such notice, to assume the defense of the action or proceeding; provided that failure of the Issuing Bank to give such notice shall not relieve the Borrowers of any of their obligations under this subsection
                  4.6. Upon receipt of such notice from the Issuing Bank requesting that the Borrowers assume such defense, the Borrowers shall resist and defend such action or proceeding at the Borrowers' sole cost and expense. The obligations of the Borrowers under this subsection 4.6 shall survive the termination of the Letters of Credit and this Agreement.

            4.7 LIABILITY OF THE ISSUING BANK. The Borrowers assume all risks of the acts or omissions of the users of any Letter of Credit and all risks of the misuse of any Letter of Credit. Neither the Issuing Bank, nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of any Person and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement or endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment against presentation of documents which do not comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers to the extent, but only to the extent, of damages suffered by the Borrowers which were caused by (i) the Issuing Bank's gross negligence or willful misconduct (as determined in a final, nonappealable judgment by a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit (it being understood that any such noncompliance in any immaterial respect shall not be deemed gross negligence or willful misconduct of the Issuing Bank) or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the Issuing Bank shall have been ordered not to accept such documents by a court of competent jurisdiction.

            SECTION 5. GENERAL PROVISIONS APPLICABLE TO COMMITMENTS AND LOANS

            5.1   PREPAYMENTS.

            (a) The Borrowers may at any time and from time to time, upon at least one Business Day's irrevocable written notice to the Agent, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, which notices shall specify the date and amount of prepayment. Upon receipt of any such notice from the Borrower Representative, the Agent shall promptly notify each affected Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 5.7, if any. Such partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

            (b) All Net Proceeds shall be deposited in the Collateral Account and applied toward the prepayment of the Revolving Credit Loans in the order specified below, and shall permanently reduce the Revolving Credit Commitments; provided that the first $30,000,000 of Net Proceeds from Asset Sales shall not be required to be so applied if such Net Proceeds are used to repay Prepetition Indebtedness consistent with the Interim Order or Final Order. All amounts used to prepay Revolving Credit Loans pursuant to this subsection 5.l(b) shall be applied as follows:

            FIRST, to the prepayment in full of all outstanding Revolving Credit Loans ratably among the Revolving Credit Lenders, and

            SECOND, to the Collateral Account maintained with the Agent in respect of the Letters of Credit Outstanding for the purpose of cash-collateralizing such Letters of Credit Outstanding.

            (c) The Borrowers shall immediately make a mandatory prepayment as specified in subsection 5.1(b) in the amount equal to the positive excess (if any), on any date, of: (i) the aggregate principal amount of Revolving Credit Loans outstanding on such date plus the amount of Letters of Credit Outstanding on such date minus (ii) the lesser of (1) the aggregate Revolving Credit Commitments on such date and (2) the DIP Loan Availability on such date.

            (d) The Borrowers shall immediately make any prepayment required by any Order, in the order specified in subsection 5.1(b) unless otherwise provided in such Order.

            5.2   INTEREST RATES AND PAYMENT DATES.

            (a) Subject to the provisions of subsection 5.2(b), each Revolving Credit Loan and Letter of Credit Reimbursement Obligation (if not reimbursed by the Borrowers on the date of payment by the Issuing Bank or if not refunded through a borrowing of Revolving Credit Loans, in either case as provided in subsection 4.3) shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (b) If an Event of Default has occurred and is continuing, the Revolving Credit Loans and each Letter of Credit Reimbursement Obligation (if not reimbursed by the Borrowers on the date of payment by the Issuing Bank or if not refunded through a borrowing of Revolving Credit Loans, in either case as provided in subsection 4.3) shall bear interest at a rate per annum which is 2.50% over the rate otherwise applicable thereto.

            (c) Interest shall be payable by the Borrowers in arrears on the last day of each calendar month without notice or invoice from the Agent; provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

            5.3   COMPUTATION OF INTEREST AND FEES.

            (a) Commitment fees, Letter of Credit fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Revolving Credit Loan or Letter of Credit Reimbursement Obligation resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower Representative and the affected Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the affected Lenders in the absence of manifest error.

            5.4   PRO RATA TREATMENT AND PAYMENTS.

            (a) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Revolving Credit Lenders, the Issuing Bank or the Agent, as the case may be, at the Agent's office specified in subsection 12.2, in Dollars and in immediately available funds. Payments received by the Agent after such time shall be deemed to have been received on the next Business Day. The Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business

                  Day, and, with respect to payments of principal, interest thereon shall be payable at the then-applicable rate during such extension.

            (b) Unless the Agent shall have been notified in writing by any Revolving Credit Lender prior to a Borrowing Date for Revolving Credit Loans that such Lender will not make the amount that would constitute its share of such borrowing on such Borrowing Date available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Credit Loans hereunder, on demand, from the Borrowers, without prejudice to any rights of the Borrowers against the Lender which has failed to make its share of any borrowing available to the Agent.

            (c) Each borrowing by the Borrower of Revolving Credit Loans shall be made ratably from the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.

            5.5   REQUIREMENTS OF LAW.

            (a) If after the date of this Agreement the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the administration or interpretation thereof (whether or not having the force of law):

            (i) shall change the basis of taxation of payments to any Lender in respect of the principal of or interest on such Lender's Revolving Credit Loans or issuance of any Letter of Credit or participation in Letters of Credit Outstanding or any fees or other amounts payable hereunder (other than taxes imposed on or measured by the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or lending office) or by any political subdivision or taxing authority therein);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or other similar requirement against assets of, deposits with or for the account of, or other extensions of credit by, any office of such Lender; or

            (iii) shall impose on such Lender any other condition affecting this
                  Agreement or such Lender's Revolving Credit Loans or issuance of any Letter of Credit or participation in Letters of Credit Outstanding;

and the result of any of the foregoing is to increase the cost to such Lender by an amount which such Lender deems to be material of making Revolving Credit Loans or issuing Letters of Credit or participations in Letters of Credit Outstanding or to reduce any amount receivable hereunder in respect thereof by an amount deemed by such Lender to be material, then, in any such case, the Borrowers shall pay to such Lender within two Business Days after demand, any additional amounts necessary to compensate such Lender for such increased cost incurred or reduction suffered. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower Representative, with a copy to the Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

            (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of increasing the amount or cost of capital required to be maintained by such Lender or such holding company or reducing the rate of return on such Lender's or such holding company's capital as a consequence of its obligations hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction suffered. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

            (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection 5.5(a) or (b) above, as the case may be, shall be delivered to the Borrower Representative (with a copy to the Agent) and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

            5.6   TAXES.

            (a) All payments made by the Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, franchise taxes, or any other taxes imposed on or measured by the net income or profits of the Agent or the applicable Lender, in each case by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision thereof or by the jurisdiction in which the applicable lending or issuing office of the Agent or such Lender is located or any political subdivision thereof and (ii) U.S. withholding taxes payable with respect to payments hereunder under laws (including any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in U.S. withholding tax resulting from any subsequent change in such laws occurring
                  (x) after the date hereof in the case of the Agent and any Lender as of the date of this Agreement, and (y) in the case of any other Lender, the date of Assignment and Acceptance pursuant to which it became a Lender (all such nonexcluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings the "Nonexcluded Taxes"). In addition, the Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). If any Nonexcluded Taxes or Other Taxes are required by law to be withheld from any amounts payable to the Agent or any Lender hereunder (including with respect to Letters of Credit) or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Nonexcluded Taxes or Other Taxes are payable by the Borrowers, upon receipt thereof the Borrower Representative shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of any original official receipt received by the Borrower showing payment thereof. The Borrowers shall indemnify the Agent and the Lenders for the full amount of Nonexcluded Taxes, Other Taxes and any taxes imposed by any jurisdiction on amounts payable under this subsection 5.6(a) that are paid by such Lender or Agent, (including penalties, incremental taxes, interest and expenses arising therefrom or with respect thereto), whether or not such Nonexcluded Taxes or Other Taxes were correctly or legally imposed. If the Borrowers determine in good faith that a reasonable basis exists for contesting any Nonexcluded Taxes or Other Taxes, such Lender or the Agent shall cooperate with the Borrower Representative in challenging such Nonexcluded Taxes or Other Taxes at the Borrowers' expense if requested by the Borrower Representative (it being understood and agreed that the Agent or such Lender shall have no obligation to contest or responsibility for contesting such Nonexcluded Taxes or Other Taxes). If any Lender receives a refund in respect of any Nonexcluded Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall, within 30 days of receipt by such Lender, repay such refund to the Borrower Representative, provided that the Borrowers, upon the request of such Lender, agree to return such refund (plus any penalties, interest or other charges) to the Lender in the event such Lender is required to repay such refund. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (i)   in the case of each Lender:

            (1) on or before the date of the first payment to such Lender pursuant to this Agreement following the Closing Date or on or before the effective date of the Assignment and Acceptance, deliver to the Borrower Representative and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN (establishing application of a treaty) or W-8ECI, or successor applicable form, as the case may be;

            (2) deliver to the Borrower Representative and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and promptly upon the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower Representative; and

            (3) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower Representative or the Agent; or

            (ii) in the case of a Lender that is not a "bank" under Section 881(c)(3)(A) of the Code:

            (1) deliver to the Borrower Representative and the Agent (A) a statement under penalties of perjury that such Lender (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (B) an Internal Revenue Service Form W-8BEN (regarding the Lender's foreign status);

            (2) deliver to the Borrower Representative and the Agent a further copy of said Form W-8BEN, or any successor applicable form or other manner of certification on or before the date that any such Form W-8BEN expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

            (3) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower Representative or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower Representative and the Agent. Each Person that shall become a Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection to the Lender from which the related participation shall have been purchased.

            5.7 INDEMNITY. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of default by a Borrower for any reason in making any payment when due, including after the Borrower Representative has given a notice of prepayment in accordance with the provisions of this Agreement. Such loss or expense may include any loss, including loss of anticipated profits, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds in order to fund or maintain such Revolving Credit Loans. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

            5.8 CHANGE OF LENDING OFFICE. Each Lender agrees that it will use all reasonable efforts (so long as such designation would not be adverse to it, as determined in its sole judgment) to designate a lending office or a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 5.5 or 5.6(a).

            SECTION 6. REPRESENTATIONS AND WARRANTIES

            To induce the Agent, the Issuing Bank and the Lenders to enter into this Agreement, to make the Revolving Credit Loans and to issue Letters of Credit, each of the Borrowers hereby represents and warrants to the Agent, the Issuing Bank and each Lender that:

            6.1   FINANCIAL CONDITION.

                  The audited consolidated balance sheets of SMC and its consolidated Subsidiaries, as of December 31, 2001 and December 31, 2000 and the related audited consolidated statements of income, shareholders' equity and cash flows for the two years then ended, copies of which have heretofore been furnished to the Agent, have been certified by Ernst & Young LLP and present fairly the consolidated financial condition of SMC and its consolidated Subsidiaries as at such dates and the consolidated results of their operations and their cash flows for the two years then ended in conformity with GAAP.

                  Neither SMC nor any of its consolidated Subsidiaries has, on the Closing Date, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term Financing Lease or unusual forward or long-term commitment, including, without limitation, any Hedging Agreement required to be reflected on a balance sheet (or in the notes thereto) prepared in accordance with GAAP, which is not (i) reflected in the financial statements relating to the year ended December 31, 2001 described in subclause 6.1(a) above (or in the notes thereto) or (ii) disclosed on Schedule 6.1(b). Except as set forth on Schedule 6.1(b), during the period from December 31, 2001 to and including the date hereof there has been no sale, transfer or other disposition by the Borrowers or any of the Subsidiaries of any material part of their business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other

                  Person) material in relation to the consolidated financial condition of the Borrowers and the consolidated Subsidiaries at December 31, 2001.

                  The Borrower Representative has delivered to each Lender the budget dated April 6, 2002, including projected income statements, cash flow statements and balance sheets, for the months ending April 2002 through March 2003, all as attached hereto as Exhibit P (the "Budget"). The Budget was prepared by the Borrowers in good faith and on the basis of the best information available at that time and on the assumptions stated therein, which assumptions the Borrowers believe to be reasonable.

            6.2 NO CHANGE. Since December 31, 2001 (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, assets, liabilities, performance or condition (financial or otherwise) or prospects of any Borrower or any of its Material Subsidiaries (other than the filing of the Bankruptcy Cases, the defaults referenced in subsection 6.7, and as shown in the Budget), and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrowers nor has any of the Capital Stock of the Borrowers been redeemed, retired, purchased or otherwise acquired for value by the Borrowers or any of the Subsidiaries except as permitted by subsection 9.7.

            6.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Borrower and Subsidiary (a) is duly organized, validly existing and (where applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and all licenses, permits and other approvals of any Governmental Authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and (where applicable) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify or be in good standing could not, individually or in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

            6.4 CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Borrower and Subsidiary has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party, in the case of the Borrower, to borrow hereunder and to enter into Letter of Credit Requests, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. As of the date of the Interim Order, no consent, approval or authorization of, filing with, notice to or other act by any Governmental Authority or any other Person is required in connection with the Revolving Credit Loans and Letters of Credit and all other related transactions, other than such orders, consents, approvals and authorizations of, and all notices and all written assumptions of obligations to,

                  Governmental Authorities and any other Persons which have been heretofore obtained, made or given and are in full force and effect, and complete and correct copies of which have heretofore been furnished to the Agent. This Agreement has been, and each other Loan Document to which any Borrower or Subsidiary is or will be a party will be, duly executed and delivered on behalf of such Person that is a party thereto. This Agreement constitutes, and each other Loan Document to which any Borrower or any Subsidiary is or will be a party when executed and delivered will constitute, a legal, valid and binding obligation of each such Person enforceable against it in accordance with its terms, and in the case of the Borrowers, also constitutes (or will constitute, as applicable) a legal, valid and binding obligation enforceable against the Estates.

            6.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which any Borrower or Subsidiary is a party, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or result in a material violation of any indenture, agreement or other instrument to which any Borrower or Subsidiary is a party or by which it or any of its property is bound and will not result in, or require, the creation or imposition of any Lien (except in favor of the Agent) on any of their respective properties or revenues pursuant to any such Requirement of Law or any such indenture, agreement or other instrument.

            6.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Borrower or Subsidiary or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or the making of Revolving Credit Loans and issuing of Letters of Credit and all other related transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

            6.7 NO DEFAULT. Except as caused solely by the filing of the Bankruptcy Cases, the failure to make the principal repayments due as of March 31, 2002 with respect to the Prepetition Indebtedness, the qualified opinion of Ernst & Young LLP with respect to the consolidated financial statements of SMC and its consolidated Subsidiaries as of December 31, 2000 and 2001, the failure to comply with subsection 9.1(f) of the Existing Credit Agreement for the five fiscal quarters ending March 31, 2002, and the delisting of SMC's common stock from the NASDAQ, no Borrower or Subsidiary is in default under or with respect to any indenture, agreement or other instrument to which such Person is a party or by which it or any of its property is bound in any respect which could reasonably be expected to have a Material Adverse Effect except for any such indenture, agreement or other instrument related to Indebtedness that will be satisfied and from which the relevant Person will be released on the Closing Date. No Default or Event of Default has occurred and is continuing.

            6.8 OWNERSHIP OF PROPERTY; LIENS. Each Borrower and Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property except for such minor defects in title and other matters disclosed in any title insurance policies delivered to the Agent pursuant to this Agreement that do not affect the ability to use such property in the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

            6.9 INTELLECTUAL PROPERTY. Each Borrower and Subsidiary owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for that Intellectual Property, the failure to own or license could not reasonably be expected to have a Material Adverse Effect. Schedule 6.9 sets forth all interests of the Borrower and its Subsidiaries in all material Intellectual Property existing as of the Closing Date and the registration information for all such Intellectual Property. To the best of the Borrowers' knowledge, except as set forth on Schedule 6.6, no claim has been asserted or is pending by any Person challenging or questioning the use of any such material Intellectual Property by any Borrower and Subsidiary or the validity or effectiveness of any such Intellectual Property except for such claims which even if successful could not reasonably be expected to have a Material Adverse Effect, nor do the Borrowers know of any valid basis for any such claim. To the best knowledge of the Borrowers, the use of such Intellectual Property by the Borrowers and the Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            6.10 NO BURDENSOME RESTRICTIONS. After giving effect to the making of any Revolving Credit Loan or issuing of any Letter of Credit contemplated hereunder and all other related transactions, no indenture, agreement or other instrument to which any Borrower or Subsidiary is a party or by which it or any of its property is bound could reasonably be expected to have a Material Adverse Effect.

            6.11 TAXES. Except as set forth on Schedule 6.11, each Borrower and Subsidiary has filed or caused to be filed all material foreign, federal, state and local tax returns which, to the knowledge of the Borrowers, are required to be filed, taking into account all applicable extensions, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes or assessments the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person). No tax Lien has been filed against any Borrower or Subsidiary and, to the knowledge of the Borrower, except as set forth on
                  Schedule 6.11, no claim is being asserted with respect to any taxes, fees, or other charges.

            6.12 FEDERAL REGULATIONS. No part of the proceeds of any Revolving Credit Loan or Letter of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. Neither the making of any Revolving Credit Loan or issuing of any Letter of Credit nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors. If requested by any Lender or the Agent, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

            6.12 ERISA. Except for the events described in subsection 6.7, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA and whether or not waived) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that remains outstanding in any respect and that could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that has resulted in any material liability. Except as set forth on Schedule 6.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and no such Multiemployer Plan is in Reorganization or Insolvent, except in each instance where such liability, reorganization or insolvency could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.13, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of a Borrower for post retirement benefits to be provided to its current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. Each Commonly Controlled Entity that has liability for postretirement benefits has adopted Financial Accounting Standard No. 106. All benefit plans or arrangements covering non-U.S. employees comply in all material respects with applicable Requirements of Law. Each benefit plan or arrangement covering non-U.S. employees, including expatriate employees, has been funded, if required by local law, in accordance with reasonable actuarial assumptions and methods in the relevant jurisdiction, to provide all benefits accrued thereunder by reference to service completed prior to the date hereof. Each benefit plan or arrangement covering non-U.S. employees has received all applicable approvals or certifications of appropriate Governmental Authorities, and no events or circumstances have occurred, to the best knowledge of Borrowers, which are likely to prejudice such approval or certification.

            6.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. None of the Borrowers is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940 as amended. No Borrower is subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

            6.15  CAPITAL STOCK; SUBSIDIARIES; INVESTMENTS.

            (a) The authorized, issued and outstanding shares of Capital Stock of the Borrowers are as set forth on Schedule 6.15. All such outstanding shares have been duly authorized, are validly issued and outstanding and are fully paid and nonassessable. To the best of the Borrower's knowledge, there are no outstanding options or other rights pertaining to the Capital Stock of the Borrowers, other than as set forth on Schedule
                  6.15. Except as set forth on Schedule 6.15, the Borrower has no obligation to repurchase or redeem any shares of its Capital Stock.

            (b) The Persons listed on Schedule 6.15 constitute all the Subsidiaries of the Borrowers and all other Persons constituting Investments by the Borrowers and its Subsidiaries in Capital Stock at the date hereof. Such Schedule identifies the state or country of organization of each such Subsidiary or Investment and the percentage ownership of such Subsidiary or Investment directly or indirectly owned by the Borrowers and the ownership chain for such Subsidiary or Investment, and the number of authorized and outstanding shares of Capital Stock. Except as set forth on Schedule 6.15, there are no preemptive rights with respect to the Capital Stock of such Subsidiaries or Investments and no options, warrants or other rights to acquire the Capital Stock of any such Subsidiary or Investment, and no securities convertible into such Capital Stock.

            (c) Controlled Products Group International, Inc., a Delaware corporation, and a Subsidiary of SMC, has no material Indebtedness or other liability to any Person.

            6.16  ENVIRONMENTAL MATTERS.

            (a) Except as disclosed on Schedule 6.16, no real estate currently or formerly owned or leased by any Borrower or Subsidiary contains, nor, to the best of the Borrowers' knowledge, has previously contained, any Materials of Environmental Concern in amounts or concentrations which could reasonably be expected to give rise to a material liability under any Environmental Law.

            (b) Except as disclosed in Schedule 6.16, all real estate currently or formerly owned or leased by the Borrowers and their Subsidiaries and all operations thereon are in material compliance with all applicable Environmental Laws, and there is no contamination at, under or about such real estate or violation of any Environmental Law with respect to such real estate or the business operated by the Borrowers or any of their Subsidiaries (the "Business") which could reasonably be expected to have a Material Adverse Effect or interfere with the continued operation of such real estate.

            (c) Except as disclosed in Schedule 6.16, there are no existing or, to the knowledge of the Borrowers, threatened Environmental Claims against any Borrower or any Subsidiary, and no Borrower or Subsidiary has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the real estate currently or formerly owned, leased or operated by a Borrower or any Subsidiary or the Business, which in either case could reasonably be expected to have a Material Adverse Effect.

            (d) Except as disclosed in Schedule 6.16, Materials of Environmental Concern have not been transported or disposed of, from the real estate currently or formerly owned, leased or operated by any Borrower or Subsidiary, by any Borrower or Subsidiary in violation of, or in a manner or to a location which could give rise to material liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, released, stored or disposed of at, on or under any of such real estate in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law which could reasonably be expected to have a Material Adverse Effect.

            (e) Except as disclosed in Schedule 6.16, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which any Borrower or Subsidiary is or will be named as a party with respect to any real estate currently or formerly owned, leased or operated by a Borrower or any Subsidiary or the Business which could reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such real estate or the Business which could reasonably be expected to have a Material Adverse Effect.

            6.17 REGULATION H. No real property owned by a Borrower or Subsidiary is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except for the real property located in Huntington, West Virginia as to which the Borrower has obtained and maintains such flood insurance.

            6.18 ACCURACY OF INFORMATION. All factual information furnished by or on behalf of the Borrowers or Subsidiaries in writing to the Agent or any Lender on or prior to the Closing Date in connection with this Agreement, the other Loan Documents and the making of Revolving Credit Loans and issuing of Letters of Credit and all other related transactions is, and all other factual information hereafter furnished by or on behalf of the Borrowers or Subsidiaries in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information not misleading.

            6.19 INSURANCE. Schedule 6.19 lists all insurance maintained by the Loan Parties as of the Closing Date.

            6.20 LABOR RELATIONS. None of the Borrowers nor any Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and, except as set forth on Schedule 6.20, there is (a) no unfair labor practice complaint pending against any Borrower or Subsidiary or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board or any other Governmental Authority, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against a Borrower or any Subsidiary or, to the best knowledge of the Borrowers, threatened against any of them, (b) no strike, labor dispute, slow down or stoppage pending against a Borrower or any Subsidiary or, to the best knowledge of the Borrowers, threatened against a Borrower or any Subsidiary and (c) no Borrower or Subsidiary is subject to a collective bargaining agreement and, to the best knowledge of the Borrowers, no union representation proceeding is pending with respect to the employees of a Borrower or any Subsidiary, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

            6.21 INDEBTEDNESS. Schedule 6.21 sets forth a true and complete list of all Indebtedness (excluding the Revolving Credit Loans and the Letters of Credit Outstanding) of the Borrower and its respective Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect to the Revolving Credit Loans to be made and Letters of Credit to be issued hereunder and all other related transactions, in each case showing the aggregate principal amount thereof and the name of the respective Borrower and any other entity which directly or indirectly guaranteed such debt.

            6.22 BANK ACCOUNTS. Schedule 6.22 sets forth a true and complete list of all accounts of whatever nature maintained with a bank or other financial institution by any Borrower or Subsidiary, including setting forth separately those maintained for petty cash and similar purposes with a bank or other financial institution that is not a Lender hereunder (each such account, an "Excluded Account").

            SECTION 7. CONDITIONS PRECEDENT

            7.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Revolving Credit Loans requested to be made by it and of the Issuing Bank to issue the initial Letters of Credit requested to be issued hereunder are subject to the satisfaction, prior to the making of any such Revolving Credit Loan or issuance of any such Letter of Credit, of the following conditions precedent:

            (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by one or more duly authorized officers of each of the Borrowers, with a counterpart for each Lender, (ii) for the account of each Revolving Credit Lender, a Revolving Credit Note conforming to the requirements hereof and executed by one or more duly authorized officers of each Borrower, and (iii) the Security Documents, if any, each executed and delivered by one or more duly authorized officers of each Loan Party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender. In the event that any Letters of Credit are to be issued on the Closing Date, the Agent shall have received a Letter of Credit Request from the Borrower Representative with respect to each such Letter of Credit as provided in subsection 4.1.

            (b) Closing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower, dated the Closing Date, substantially in the form of Exhibit J, with appropriate insertions and attachments, executed by a Responsible Officer of such Borrower.

            (c) Corporate Proceedings of the Borrowers. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder, and (iii) the granting by it of the Liens created pursuant to this Agreement, certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (d) Borrower Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing any Loan Document, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Borrower.

            (e)   [Reserved].

            (f)   [Reserved].

            (g) Corporate Documents. The Agent shall have received, with a copy for each Lender, such documents as the Agent or any Lender may reasonably request relating to the organization, existence and good standing of SMC and its Domestic Subsidiaries and any material Foreign Subsidiary whose Capital Stock is pledged pursuant to any Security Document, including true and complete copies of the certificate of incorporation and bylaws (or other governing documents) of the Borrower and each of such Subsidiaries, certified as of the Closing Date as complete and correct copies thereof by an officer of such Person, and all such documents shall be satisfactory to the Agent and the Lenders.

            (h) Borrower Financial Statements. The Lenders shall have received copies of the audited consolidated financial statements of SMC for the fiscal years ended

                  December 31, 2001 and December 31, 2000 which financial statements shall have been prepared in accordance with GAAP.

            (i) Corporate and Capital Structure. The corporate, legal and capital structure of the Borrowers and Subsidiaries after giving effect to the making of Revolving Credit Loans and issuing of Letters of Credit hereunder and all other related transactions shall be satisfactory to the Agent and the Lenders.

            (j) Consents, Approvals, etc. The Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of each Borrower attaching a true and correct copy of each governmental and third-party approval (including, without limitation, any consents required to pledge the Capital Stock of the Subsidiaries and Investments of the Borrowers and Subsidiaries pledged pursuant to this Agreement or the Security Documents, each in form and substance satisfactory to the Agent) necessary in connection with the transactions contemplated by the Loan Documents or certifying that true and correct copies of all such approvals have been delivered by the Borrower Representative to the Agent, with a copy for each of the Lenders, and that such approvals have not been rescinded, amended or modified in any manner; provided that the foregoing shall not apply as of the Closing Date with respect to the consents of the board of directors of each of Inco Alloys Foreign Sales Corporation, a company organized under the laws of Barbados, Special Metals Pacific Pte. Ltd., a company organized under the laws of the Republic of Singapore, and Huntington Alloys Canada Ltd., a company organized under the laws of Canada, each of which consents shall be obtained by the date that is 30 days after the Closing Date. Each such approval shall have been obtained, be in full force and effect and no action shall have been taken or threatened by any competent authority, and no Requirement of Law shall (in the judgment of the Agent) be applicable, which would restrain, prevent or otherwise impose materially adverse conditions on the transactions contemplated by the Loan Documents. The Revolving Credit Loans shall be in compliance with Regulations T, U and X of the Board of Governors.

            (k) Fees and Expenses. The Agent shall have received reasonably satisfactory evidence that the fees and expenses to be incurred by the Borrowers and Subsidiaries in connection with the execution and delivery of this Agreement and the other Loan Documents, and the making of Revolving Credit Loans and issuing of Letters of Credit hereunder and all other related transactions, will not exceed an aggregate amount reasonably acceptable to the Agent.

            (l) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent of the UCC, judgment and tax lien filings (or equivalent searches with respect to material Foreign Subsidiaries) which may have been filed with respect to personal property of the Borrower and such Subsidiaries, and the results of such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens and Liens to be released on the Closing Date.

            (m) Insurance. The Agent shall have received evidence in form and substance reasonably satisfactory to it of all insurance coverage as required by this Agreement and the other Loan Documents.

            (n) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of (i) Bond, Schoeneck & King, LLP, New York counsel to the Borrowers and the other Loan Parties, substantially in the form of Exhibit L-1, and covering such other matters as the Agent may request and (ii) McGuireWoods LLP, special bankruptcy counsel to the Borrowers and the other Loan Parties, substantially in the form of Exhibit L-2, and covering such other matters as the Agent may request.

            (o) Agent's Fees and Expenses. The Agent shall have received all fees, expenses and other consideration required to be paid or delivered on or prior to the Closing Date under any Loan Document, and all fees and expenses of counsel to the Agent, including any local or foreign counsel.

            (p) No Material Adverse Change. There shall have occurred no material adverse change, and no development involving a prospective material adverse change, (i) in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or Material Subsidiary (other than as set forth in subsection 6.2(a)) or (ii) in the loan syndication or financial or capital market conditions generally, and all information provided to the Agent and the Lenders by or on behalf of the Borrowers with respect to the making of Revolving Credit Loans and issuing of Letters of Credit hereunder and all other related transactions, and the business, condition (financial or otherwise), operations, performance, and properties of the Borrowers and Subsidiaries, shall be true and correct in all material respects.

            (q) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that (i) would reasonably be likely to have a Material Adverse Effect or (ii) purports to materially affect the making of Revolving Credit Loans and issuing of Letters of Credit hereunder and all other related transactions or the rights and remedies of the Agent and the Lenders.

            (r) ERISA; Retiree Benefits. The Lenders shall be satisfied that the Borrowers and their Subsidiaries will be able to meet their respective obligations under all employee and retiree welfare benefit plans, that such plans are in all material respects funded in accordance with the minimum statutory requirements under ERISA or other applicable Requirements of Law (subject to Schedule 6.13), that no material Reportable Event has occurred as to any such plan (except for the events described in subsection 6.7) and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability of any Borrower or Subsidiary.

            (s) Interim Order. The Agent shall have received a signed copy of the interim order (the "Interim Order") of the Bankruptcy Court in the form of Exhibit O authorizing and approving the making of Revolving Credit Loans and issuance of Letters of Credit contemplated hereby and the Loan Documents and the granting of the superpriority claim status and liens as described in subsection 2.5 and the Interim Order. The Interim Order (i) shall be in form and substance satisfactory to the Agent, (ii) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered, (iii) shall have authorized extensions of credit by the Lenders in amounts up to $18,000,000 of Revolving Credit Loans and $10,000,000 of Letters of Credit, (iv) shall approve the payment by the Borrowers of all of the fees set forth in subsections 2.1, 2.2, 2.3, and 2.4, and (v) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

            (t) Audit. The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a prefunding audit which shall include, without limitation, verification of inventory and accounts, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

            (u) Proceedings and Documentation. All proceedings taken in connection with the execution of this Agreement, the Revolving Credit Notes (if any), all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

            (v) Bankruptcy Matters. The Bankruptcy Cases shall have been commenced by the Borrowers, and the Borrowers shall each be a debtor and debtor in possession. All First Day Orders and all other Orders entered in the Bankruptcy Cases shall be in form and substance reasonably satisfactory to the Agent.

            (w) Dissolution of Subsidiary. The Agent shall have received evidence in form and substance reasonably satisfactory to it of the dissolution of Controlled Products Group International, Inc., a Delaware corporation.

            7.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Revolving Credit Loan requested to be made by it on any date (including, without limitation, its initial Revolving Credit Loan, but excluding at all times Revolving Credit Loans made pursuant to subsection 4.3), and of the Issuing Bank to issue any Letter of Credit, is subject to (i) the making of such Revolving Credit Loan complying in all respects with the margin regulations of the Board of Governors and (ii) the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Borrowers or their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date immediately prior to, and after giving effect to the Revolving Credit Loan or Letter of Credit as if made on and as of such date (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loans requested to be made on such date or to the issuance of the Letter of Credit to be issued on such date.

            (c) Additional Matters. The Agent shall have received a timely notice of borrowing or request for a Letter of Credit.

            (d) Bankruptcy Cases. None of the Bankruptcy Cases shall have been dismissed or converted to Chapter 7 of the Bankruptcy Code, no Person shall have filed an application for an order dismissing any Borrower's Bankruptcy Case or converting any Borrower's Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code, and no trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or responsible officer or examiner with powers beyond the duty to investigate and report, as set forth in
                  Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Bankruptcy Cases. No application shall have been filed by any Borrower for the approval of any other superpriority administrative claim in any Bankruptcy Case which is pari passu with or senior to the claims of the Agent and/or any Lender against the Borrowers (and, other than the Carve-Out, no such claim or lien has arisen) and neither the Interim Order nor the Final Order, as applicable, shall have been stayed, modified, amended, reversed, rescinded or vacated.

            (e) Final Order. If such Revolving Credit Loan is to be made or such Letter of Credit is to be issued prior to the time at which the Bankruptcy Court shall have entered a final order (the "Final Order") in form and substance satisfactory to the Agent in its sole discretion, certified by the Clerk of the Bankruptcy Court as having been duly entered, the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed, and if such Revolving Credit Loan is to be made or such Letter of Credit is to be issued after May 13, 2002, the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

            (f) Additional Lien Searches. If, after giving effect to such Revolving Credit Loan or such Letter of Credit, the aggregate outstanding principal amount of all Revolving Credit Loans plus the aggregate outstanding undrawn amount of all Letters of Credit shall exceed $40,000,000 and if the Agent shall so request, the Borrowers shall have delivered to the Agent the results of any Lien searches of the type requested by the Agent, in all applicable jurisdictions, against the Borrowers (in each case dated as of a date reasonably satisfactory to the Agent), which searches shall reflect the absence of Liens on assets of the Borrowers, other than Liens (a) which are Permitted Liens, (b) which are otherwise reasonably satisfactory to


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                  the Agent or (c) for which termination statements and releases reasonably satisfactory to the Agent have been tendered.

                  Each borrowing by the Borrowers hereunder and each issuance of a Letter of Credit shall constitute a representation and warranty by each Borrower as of the date of such Revolving Credit Loan or Letter of Credit that the conditions contained in this subsection 7.2 have been satisfied. Each Lender agrees to make Revolving Credit Loans in the circumstances contemplated by subsection 4.3 whether or not the conditions contained in this subsection 7.2 have been satisfied.

            SECTION 8. AFFIRMATIVE COVENANTS

            The Borrowers hereby agree that, from and after the date of this Agreement, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding, any Revolving Credit Loan remains outstanding and unpaid or any other amount is owing to any Lender, the Issuing Bank or the Agent hereunder unless the Required Lenders (and the Issuing Bank, if any Letter of Credit shall be outstanding) shall have otherwise consented in writing, the Borrowers shall and (where applicable) shall cause each of their Subsidiaries to:

            8.1 FINANCIAL STATEMENTS. Furnish to the Agent, with a copy for each Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of SMC, (i) a copy of the consolidated and consolidating balance sheet of SMC and its consolidated Subsidiaries as at the end of such year, (ii) a copy of the consolidated balance sheet of SMC and its Domestic Subsidiaries as at the end of such year and (iii) the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing acceptable to the Agent as presenting fairly, in all material respects the consolidated financial condition of SMC and its Subsidiaries for such years;

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of SMC, (i) the unaudited consolidated and consolidating balance sheet of SMC and its consolidated Subsidiaries as at the end of such quarter, (ii) the unaudited consolidated balance sheet of SMC and its Domestic Subsidiaries as at the end of such quarter and (iii) the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of SMC and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting the financial condition and results of operations of SMC and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of certain notes); and

            (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month of SMC, (i) the unaudited consolidated and consolidating balance sheet of SMC and its consolidated Subsidiaries as at the end of such month, (ii) the unaudited consolidated balance sheet of SMC and its Domestic Subsidiaries as at the end of such month and (iii) the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of SMC and its consolidated Subsidiaries for such month (including a listing by item and amount of the five largest components of SG&A expenses reflected therein), setting forth in each case in comparative form the figures in the projections set forth in the Budget, together with a variance report containing explanations for all material variances from such projections, certified by a Responsible Officer of SMC as fairly presenting the financial condition and results of operations of SMC and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of certain notes).

            All such financial statements shall be prepared in accordance with generally accepted accounting principles (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of certain notes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Notwithstanding the foregoing, so long as SMC is required to file periodic and other reports with the SEC under the Securities Exchange Act of 1934, as amended, (x) it may satisfy the requirements of subsection 8.1(b) by delivering to the Lenders within two Business Days after the filing thereof with the SEC but in any event no later than 45 days after the end of each of the first three quarterly periods of each fiscal year of SMC, SMC's Quarterly Report on Form 10-Q for such quarter and (y) it may satisfy the requirement of subsection 8.1(a) by delivering to the Lenders within two Business Days after the filing thereof with the SEC but in any event no later than 90 days after the end of each fiscal year of SMC, SMC's Annual Report on Form 10-K for such fiscal year, and SMC's annual report to shareholders, when available.

            8.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Agent, with a copy for each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a written statement of the independent certified public accountants reporting on such financial statements (unless such accountants are prohibited by law or the Financial Accounting Standards Board (or any successor) from providing such statement) to the effect that in the course of the audit upon which their certification of such financial statements was based (but without any special or additional audit procedures for the purpose) they obtained knowledge of no condition or event relating to the financial covenants set forth in subsection 9.1 which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event;

            (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer of SMC certifying that, to the best of such officer's knowledge, each of the Borrowers and their Subsidiaries during such period has observed or performed all of its covenants and other agreements, and


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
                  satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such officer has no knowledge of any Default or Event of Default except as specified in such certificate;

            (c) concurrently with the delivery of the financial statements referred to in subsections 8.1(a), 8.1(b) and 8.1(c), a certificate of a Responsible Officer of SMC, substantially in the form of Exhibit M hereto (the "Compliance Certificate"), showing in detail satisfactory to the Agent (including, where applicable, differences in the application of generally accepted accounting principles used in such financial statements and the application of GAAP) compliance by the Borrowers with the covenants contained in subsections 9.1, 9.2, 9.6, 9.7, 9.8 and 9.9 hereof and a computation of the amount of the Borrowers' and Subsidiaries' Capital Expenditures made during such period and during the portion of the fiscal year through the end of the period covered by such Compliance Certificate;

            (d) not later than 90 days after the end of each fiscal year of SMC, subject to the provisions of subsection 12.16, a copy of the projections by SMC of the budget of the Borrowers and their Subsidiaries for the current fiscal year, which shall included projected quarterly income statements, cash flow statements and balance sheets, such projections to be accompanied by a certificate of a Responsible Officer of SMC to the effect that such projections have been prepared in good faith and based upon reasonable assumptions and that such officer has no reason to believe they are incorrect or misleading in any material respect;

            (e) within two Business Days after the same are sent, copies of all financial statements and other financial information, proxy materials and other information and reports (including reports on Form 8K) which SMC or any other Borrower files with the SEC or any securities exchange on which SMC's or any Borrower's common stock is traded or delivers to its stockholders or to holders of its Indebtedness (or any trustee, agent or other representative therefor);

            (f) immediately upon receipt of the same, copies of all pleadings, proceedings, or other documents in connection with the Bankruptcy Cases or any other proceedings in any other court exercising jurisdiction over the Debtors;

            (g) promptly after the receipt thereof by any Borrower or Subsidiary, subject to the provisions of subsection 12.16, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto;

            (h) promptly upon, and in any event within ten Business Days after, an officer of any Borrower or Subsidiary obtains knowledge thereof, notice of one or more of the following environmental matters, unless such officer reasonably concludes that such environmental matters would not, individually or when aggregated with all other such environmental matters, have a Material Adverse Effect:

            (i) any pending or threatened Environmental Claim against any Borrower or Subsidiary or any real property owned or operated, or formerly owned or operated, by any Borrower or Subsidiary;

            (ii) any condition or occurrence on or arising from any real property currently or formerly owned or operated by any Borrower or Subsidiary that (a) results in noncompliance by any Borrower or Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against any Borrower or Subsidiary or any such real property;

            (iii) any condition or occurrence on any real property currently or formerly owned or operated by any Borrower or Subsidiary that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by any Borrower or Subsidiary of such real property under any Environmental Laws; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Material of Environmental Concern on any real property currently or formerly owned or operated by any Borrower or Subsidiary as required by any Environmental Law or any Governmental Authority except the removal of any Material of Environmental Concern in the ordinary course of business; provided that in any event the Borrower Representative shall deliver to each Lender all material notices received by it or any of its Subsidiaries from any Governmental Authority under, or pursuant to, CERCLA;

            All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the applicable Borrower's or Subsidiary's response thereto. In addition, the Borrower Representative will provide the Lenders with copies of all material communications with any Governmental Authority relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this subsection 8.2(h), and such detailed reports (not subject to attorney-client or attorney work product privileges) of any such Environmental Claim as may reasonably be requested by any Lender;

            (i) the following monthly reports and certificates, in form and detail reasonably satisfactory to the Agent:

            (i) as soon as practical, but in no event later than 30 days after the end of each calendar month, a report detailing Capital Expenditures made by the Borrowers and their Subsidiaries during the period from April 1, 2002 through the end of such calendar month;

            (ii) as soon as practical, but in no event later than 30 days after the end of each calendar month, a liquid assets report, including (A) an aging report as to the accounts receivable of the Borrowers and their Subsidiaries, including supporting detail as to the ten largest account debtors, (B) an inventory report setting forth by location and book value the raw materials, work-in-process and finished goods inventories of the Borrowers and their Subsidiaries, and (C) an aging report as to the accounts payable of the Borrowers and their Subsidiaries;

            (iii) as soon as practical, but in no event later than 30 days after the end of each calendar month, a customer sales order backlog report for the Borrowers and their Subsidiaries;

            (iv) as soon as practical, but in no event later than 30 days after the end of each calendar month, a report detailing the amount of Singapore Intercompany Receivables and Foreign Intercompany Receivables as of the last day of the immediately preceding month;

            (v) as soon as practical, but in no event later than the 30th day of each calendar month, a certificate of a Responsible Officer of SMC demonstrating in reasonable detail compliance with each of the covenants set forth in subsections 9.1(a), (b), (c),
                  (e) and (f) hereof as of the last day of the immediately prior month;

            (vi) as soon as practical, but in no event later than the 30th day of each calendar month, a certificate of a Responsible Officer of SMC demonstrating in reasonable detail compliance with the covenant set forth in subsection 9.1(c) hereof as of the 15th day of such month; and

            (vii) as soon as practical, but in no event later than the 30th day of each January, April, July, and October, a certificate of a Responsible Officer of SMC demonstrating in reasonable detail compliance with the covenant set forth in subsection 9.1(d) hereof as of the last day of the immediately prior calendar quarter;

            (j) the following weekly reports and certificates, in form and detail reasonably satisfactory to the Agent:

            (i) as soon as practical, but in no event later than 12:00 p.m. New York City time on Friday of each week, a 14-week rolling forecast of Consolidated Net Cash Flow for SMC and its Domestic Subsidiaries in the form set forth in the Budget (but showing (A) actual results for the week immediately prior to the week during which such forecast is delivered and (B) current projections for the 13 weeks subsequent to such prior week), together with a variance report containing explanations for all material variances from projections and prior forecasts; provided that the foregoing shall be provided to the Agent or its designee in draft form no later than 6:00 p.m. New York City time on Thursday of each week;

            (ii) as soon as practical, but in no event later than 12:00 p.m. New York City time on Friday of each week, a comparison of (A) actual results and performance of the Borrowers for the week immediately prior to the week during which such comparison is delivered to (B) the projections set forth in the Budget for the Borrowers for such prior week, together with a variance report containing explanations for all material variances from such projections; provided that the foregoing shall be provided to the Agent or its designee in draft form no later than 6:00 p.m. New York City time on Thursday of each week;

            (iii) as soon as practical, but in no event later than 12:00 p.m.
                  New York City time on Friday of each week, a comparison of (A) actual results and performance of the Borrowers from the Petition Date through the end of the week immediately prior to the week during which such comparison is delivered to (B) the projections set forth in the Budget for the Borrowers for such period, together with a variance report containing explanations for all material variations from such projections; provided that the foregoing shall be provided to the Agent or its designee in draft form no later than 6:00 p.m. New York City time on Thursday of each week;

            (iv) as soon as practical, but in no event later than 12:00 p.m. New York City time on Friday of each week, a report on the status of trade credit for the Borrowers;


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
            (v) as soon as practical, but in no event later than 12:00 p.m. New York City time on Friday of each week, a sales flash report outlining sales results by location for the Borrowers; and

            (vi) as soon as practical, but in no event later than 12:00 p.m. New York City time on Friday of each week, a flash report outlining significant issues (including material Asset Sales) for the Borrowers from the prior week to the extent not set forth in another report required to be delivered by the Borrowers pursuant to this subsection 8.2; provided that if there are no such issues to report, the Borrowers shall deliver to the Agent a certificate of a Responsible Officer of SMC so stating as of the date and time set forth above;

            (k) not later than the fifth Business Day after the end of any calendar month in which a change occurred with respect to the bank accounts maintained by the Borrowers, an updated copy of
                  Schedule 6.22, current as of the last day of the immediately preceding month;

            (l) as soon as practical, and in any event within a reasonable time after request therefore by Agent, copies of each of the reports prepared for the Borrowers by Hilco or such other appraiser as shall be acceptable to Agent, with respect to the valuation of the Borrowers' and the Subsidiaries' property, plant and equipment and inventory;

            (m) and promptly, such additional financial and other information which is in the Borrowers' or the Subsidiaries' possession as any Lender may from time to time reasonably request through the Agent.

            Notwithstanding anything to the contrary herein, each of the financial statements and reports required to be delivered pursuant to this subsection 8.2 shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with generally accepted accounting principles.

            8.3 PAYMENT OF TAXES AND OTHER OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of their taxes and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the applicable Borrowers or Subsidiaries.

            8.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as conducted by the Borrowers and their Subsidiaries on the date hereof, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their business except as otherwise permitted pursuant to subsection 9.5; comply with all Requirements of Law and any indenture, agreement or other instrument to which the Borrowers or any of their Subsidiaries is a party or by which they are (or any of their property is) bound except where such noncompliance could not have a Material Adverse Effect.

            8.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property and assets including, without limitation, all Collateral useful and necessary in their business in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance with respect to their property and assets (including all Collateral) in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; deliver to the Agent and the Lenders a report of a reputable insurance broker with respect to such insurance no later than 30 days after the Closing Date, and furnish to each Lender such supplemental reports with respect thereto as such Lender may from time to time reasonably request, all of which shall be in form and substance satisfactory to the Agent or the applicable Lender. All such insurance shall provide that no cancellations, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, and shall name the Agent as an additional insured and loss payee on all casualty insurance with respect to any Collateral and as an additional insured on all business interruption insurance (including, with respect to the casualty insurance for any real property, a standard noncontributory mortgagee clause or endorsement naming the Agent (and/or such other party as may be designated by the Agent) as the party to which all payments made by such insurance company shall be paid) and the Agent and the Lenders as additional insureds on all commercial general liability insurance.

            8.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in conformity with generally accepted accounting principles and applicable regulatory standards; and permit representatives of any Lender to visit and inspect any of their properties and examine and make copies of or abstracts from any of their books and records at any reasonable time upon reasonable prior notice and as often as may be reasonably required and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers of the Borrowers and their Subsidiaries and with their independent certified public accountants.

            8.7 NOTICES. Promptly give written notice to the Agent and each Lender of:

            (a)   the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any indenture, agreement or other instrument to which any Borrower or any Subsidiary is a party or by which it or any of its property is bound which is material to any Borrower or to any Material Subsidiary or to the Borrowers and their Subsidiaries taken as a whole, or (ii) litigation, investigation or proceeding which may exist at any time between the any Borrower or any of the Subsidiaries and any Governmental Authority, which in either case of clauses (i) or (ii) of this paragraph (b), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or other proceeding affecting any Borrower or any Subsidiary in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought or which could reasonably be expected to have a Material Adverse Effect;

            (d) the following events, as soon as possible and in any event within 30 days after an officer of any Borrower knows thereof:
                  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any lien (within the meaning of Section 4068 of ERISA) in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan or (iii) analogous events (if any) under any foreign Requirement of Law, in each case which could result in a liability of the Borrowers or any of their Subsidiaries greater than $500,000;

            (e) any development or event which in the reasonable judgment of any Borrower has had or could reasonably be expected to have a Material Adverse Effect;

            (f) any Environmental Claim asserted by any Governmental Authority or third party or any discovery by any Borrower or Subsidiary of any occurrence or condition with respect to any Material of Environmental Concern that is reasonably likely to involve remediation costs or liability greater than $250,000;

            (g) any Casualty Loss with respect to any material portion of the Collateral;

            (h) the filing of each motion, application or similar filing relating to one or more of the Bankruptcy Cases and promptly upon the entry of each order, decree or judgment relating to one or more of the Bankruptcy Cases, the Borrowers shall provide the Agent and its counsel with a copy of each such motion, application, filing, order, decree or judgment; and

            (i) the occurrence of any transaction described in subsection 9.6(e) or 9.6(f).

            Each notice pursuant to the foregoing paragraphs of this subsection shall be accompanied by a statement of a Responsible Officer of SMC setting forth details of the occurrence referred to therein and stating what action the relevant Borrower or Subsidiary proposes to take with respect thereto.

            8.8   ENVIRONMENTAL LAW.

            (a) Comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws (the "Remedial Work") and diligently comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith and with due diligence by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the relevant Borrower or Subsidiary, as the case may be.

            (c) If such Borrower or Subsidiary does not within a reasonable period of time (and in any event within such period as required by any Requirement of Law) commence and diligently prosecute to completion the Remedial Work, and is not contesting the need to perform Remedial Work as provided in subsection 8.8(b) above, the Agent may with the consent of the Required Lenders (but shall not be obligated to), upon 30 days' prior written notice to the Borrower of its intention to do so, cause such Remedial Work to be performed. The Borrower shall pay or reimburse the Agent on demand for all expenses (including attorneys' fees and disbursements), reasonably relating to or incurred by the Agent in connection with monitoring, reviewing or performing any Remedial Work.

            8.9   MAINTENANCE OF LIENS.

            (a) Each Borrower shall, and shall cause its Loan Party to, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Lenders' and Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of mortgage(s), copyright security agreements and patent and trademark agreements and executing and filing financing or continuation statements, and amendments thereof, all in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default has occurred and is continuing, transferring inventory to warehouses or other locations designated by the Agent; (v) placing notations on such Borrower's books of account to disclose the Agent's security interest; (vi) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of securities intermediaries; (vii) assigning and delivering to the Agent all supporting obligations, including letters of credit on which any Borrower is named beneficiary with the written consent of the issuer thereof; and (viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect such Liens. To the extent permitted by applicable law, the Agent may file, without any Borrower's signature, one or more financing statements or any Order disclosing the Liens. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Terms used in this subsection 8.9 that are defined in the UCC shall have the meaning ascribed thereto in the UCC.

            (b) Upon request by the Agent, each Borrower shall, and shall cause each Loan Party to, (i) deliver to the Agent the certificates representing the shares of Capital Stock pledged pursuant to this Agreement and each of the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof (or, in the case of the Foreign Subsidiaries, the applicable action required to perfect the Agent's pledge),
                  (ii) deliver to the Agent all instruments required to be pledged pursuant to this Agreement and the Security Documents, together with an undated endorsement for each such instrument executed in blank by a duly authorized officer of the pledgor thereof, (iii) deliver to the Agent in respect of each parcel of real property owned by a Borrower or Domestic Subsidiary a title policy in form and substance satisfactory to the Agent and/or a certified ALTA/ACSM survey prepared by a registered independent surveyor and in form and substance satisfactory to the Agent and the company issuing the title insurance policy for such parcel, (iv) deliver to the Agent a policy of flood insurance which covers any parcel of improved real property owned by a Borrower or Domestic Subsidiary and located in a flood plain having a term ending not earlier than the Revolver Termination Date together with a confirmation that the Borrowers have received the notice required pursuant to
                  Section 208(e)(3) of Regulation H of the Board of Governors,
                  (v) deliver to the Agent, with a copy for each Lender copies of the results of all Phase I environmental audits of such of the properties and operations of the Borrowers and its Subsidiaries as the Agent shall specify (for purposes of this clause, the "Reports"), from an environmental consulting firm satisfactory to the Agent, such Reports to be in form and substance reasonably satisfactory to the Agent.

            (c) The Borrower Representative shall promptly give the Agent written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral or any office or facility at which Collateral is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure, (iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Lenders' and Agent's Liens (disregarding the effect of any Order for purposes of this clause (iv)), (v) in respect of any newly acquired Intellectual Property or applications therefor in the United States owned by or licensed to any Loan Party, or (vi) in any Loan Party's federal taxpayer identification number. The Borrowers will not effect or permit any change, and will cause their Subsidiaries not to effect or permit any change, referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

            (d) For the avoidance of doubt, no failure by the Agent or Lenders to request and/or file any agreement or document or to take any other action that it is or they are, as applicable, entitled to request and/or file or take under this subsection
                  8.9 or otherwise under this Agreement shall be deemed to impair in any way the validity and priority of the Liens granted hereunder and/or under the Interim Order and the Final Order.

            8.10 PLEDGE OF AFTER-ACQUIRED PROPERTY. If at any time following the Closing Date the Borrowers or any of their Domestic Subsidiaries shall acquire at any time property of any nature whatsoever which is required by the terms hereof or of the applicable Security Document, or the Interim Order or the Final Order, to be and is not otherwise subject to the Lien created hereby or by each Security Document, as soon as possible and in no event later than 30 days after the relevant acquisition date grant to the Agent for the ratable benefit of the Lenders a first priority Lien on such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory in form and substance to the Agent. The Borrowers, at their own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument (including legal opinions, title insurance, consents and corporate documents) and take all such actions requested by the Agent to ensure the creation, priority and perfection of such Lien, as described in subsection 8.9.

            8.11 FOREIGN SUBSIDIARIES SECURITY. If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrowers reasonably acceptable to the Agent and the Required Lenders does not within 30 days after a request from the Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Agent and the Required Lenders, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the applicable pledge Agreement that Section 956 of the Code does not apply to the pledge of more than 66 2/3% of the Capital Stock and no other materially adverse consequences would result, under applicable tax laws from a pledge of such Capital Stock, then that portion of such Foreign Subsidiary's outstanding Capital Stock not theretofore pledged pursuant to such pledge agreement shall be pledged to the Agent for the benefit of the Lenders pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent and the Required Lenders, to the extent that the entering into such pledge agreement is permitted by the laws of the respective foreign jurisdiction, and with all other related documents to be delivered pursuant to this subsection 8.11 to be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

            8.12 COLLATERAL ACCOUNT. In the event that any Borrower or any Subsidiary (a) receives any insurance proceeds on account of Casualty Losses in excess of $500,000 in the aggregate in any fiscal year (provided that such first $500,000 shall be used solely to repair or replace, or to commence the repair or replacement of, the asset subject to such Casualty Loss within six months of the date received or be deposited in the Collateral Account (as defined below) and provided further that such first $500,000 shall be paid to the Agent if an Event of Default shall have occurred and be continuing), or
                  (b) is required to deposit cash in a cash collateral account on account of the Letters of Credit as contemplated herein, all such proceeds and payments shall promptly be deposited the Collateral Account. The amounts deposited into the Collateral Account pursuant to clause (a) shall be released to the Borrowers upon receipt by the Agent of a certificate from the Borrower Representative that such amounts under clause (a) shall be used immediately upon receipt to repair or replace property subject to a Casualty Loss or to reimburse the Borrower for losses, costs and expenses sustained or incurred by the Borrower or one of its Subsidiaries. Any Qualifying Insurance Proceeds in the Collateral Account shall be applied in accordance with subsection 5.1(b).

            8.13 BANK ACCOUNTS. All cash and Cash Equivalents of the Borrowers (including Cash Collateral as defined in the Cash Collateral Order) and proceeds of Revolving Credit Loans (together with any other amounts required by this Agreement or any Order to be deposited in the Collateral Account) shall be deposited and maintained in only such accounts as are permitted by the Cash Collateral Order and the Bank Account Order (such accounts, collectively, the "Collateral Account"), and applied in accordance with the Interim Order, the Final Order, and the Cash Collateral Order. The Borrowers and their Subsidiaries shall, at their expense, at the request of the Agent enter into controlled account agreements pursuant to which all remittances and payments received by any Borrower or its Subsidiaries shall be deposited into concentration accounts under the sole dominion and control of the Agent for the benefit of the Lenders.

            8.14 LANDLORDS' AGREEMENTS; MORTGAGEE AGREEMENTS; BAILEE LETTERS AND REAL ESTATE PURCHASES.

            (a) If requested by the Agent, each Loan Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, the mortgagee of owned property or the bailee with respect to any warehouse or processing or conversion facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that such landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent.

            (b) After the Closing Date, no real property or warehouse space (other than temporary parking space for trailers and immaterial office space) shall be leased by any Loan Party and no inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent or, if requested by Agent, until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. The Agent, in its discretion, shall determine whether to waive the above requirements that a landlord's agreement be obtained with respect to any Loan Party's leased real properties.

            (c) Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

            (d) To the extent otherwise permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in real property after the Closing Date, it shall contemporaneously therewith provide to the Agent a Mortgage granting the Agent a first-priority Lien on such real property, together with an environmental audit, mortgage title insurance commitment, real property survey, local counsel opinion, and, if required by the Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Agent, in each case, in form and substance reasonably satisfactory to the Agent. The Agent, in its discretion, shall determine whether to waive any or all of the requirements set forth in the immediately preceding sentence with respect to any fee ownership interest in real estate acquired by any Loan Party after the Closing Date.

            8.15 BUSINESS PLAN. By August 1, 2002, the Borrowers shall provide to the Agent a strategic overview and three-year business plan (the "Business Plan") that describes in reasonable detail the strategic, operational and financial status, goals and projections for the Loan Parties and their businesses and operations, taken as a whole (including, by way of example and without limitation, information on capacity rationalization, asset divestitures, planned Capital Expenditures, research requirements, and personnel issues). In addition, the Borrowers will provide the Agent with a certificate from a "Big Five" accounting firm to the effect that the assumptions in the Business Plan are reasonable and fair in light to the conditions then known and that the methodologies used in the Business Plan are correct. The Borrower will, and will cause such accounting firm to, present the Business Plan to the Agent and Lenders at a mutually agreed time and location.

            8.16  BANKRUPTCY PROCEEDINGS.

            (a) The Borrowers shall use their best efforts to obtain the approval of the Bankruptcy Court of this Agreement and the other Loan Documents and shall deliver or cause to be delivered to the Agent and the Agent's counsel all pleadings, motions and other documents filed on behalf of all of the Loan Parties with the Bankruptcy Court.

            (b) The Borrowers shall provide to the Agent a detailed term sheet outlining their proposal for a plan of reorganization no later than August 1, 2002. The Borrowers shall provide to the Agent a proposed disclosure statement in the Bankruptcy Cases and a plan of reorganization no later than September 15, 2002. The Borrowers shall file the final disclosure statement and plan of reorganization with the Bankruptcy Court no later than November 1, 2002.

            (c) The Borrowers shall use their best efforts to ensure that the following occurs: (i) an order approving the adequacy of such disclosure statement and otherwise finding such disclosure statement in compliance with 11 U.S.C. ss. 1125 shall be entered in the Bankruptcy Cases on or before January 1, 2003,
                  (ii) an order of the Bankruptcy Court shall be entered on or before April 1, 2003 confirming the plan of reorganization and
                  (iii) the plan of reorganization shall become effective on or before April 30, 2003.

            (d) The Borrowers shall retain and continue to employ a restructuring manager or crisis manager acceptable to the Lenders.

            SECTION 9. NEGATIVE COVENANTS

            Each Borrower hereby agrees that, from and after the Closing Date, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding, any Revolving Credit Loan remains outstanding and unpaid or any other amount is owing to any Lender, the Issuing Bank or the Agent hereunder, unless the Required Lenders, and the Issuing Bank if any Letter of Credit is outstanding, shall have otherwise consented in writing such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            9.1   FINANCIAL CONDITION COVENANTS.

            (a) Revenue Maintenance. (i) Permit Consolidated Revenue of SMC for each period beginning on April 1, 2002 and ending on each of the dates specified below to be less than the amount set forth opposite such date below:

                          PERIOD ENDING           CONSOLIDATED REVENUE
                          -------------           --------------------
                         April 30, 2002                 48,057,000
                           May 31, 2002                 97,218,000
                          June 30, 2002                143,068,000
                          July 31, 2002                189,877,000
                        August 31, 2002                232,150,000
                     September 30, 2002                282,500,000
                       October 31, 2002                334,780,000
                      November 30, 2002                385,432,000
                      December 31, 2002                435,130,000
                       January 31, 2003                485,332,000
                      February 28, 2003                535,534,000
                         March 31, 2003                585,735,000

                  (ii) As of the last day of each month ending after March 31, 2003, permit Consolidated Revenue for the last twelve months then ended to be less than $585,735,000.

            (b) EBITDA Maintenance. (i) Permit Consolidated EBITDA of SMC for each period beginning on April 1, 2002 and ending on each of the dates specified below to be less than the amount set forth opposite such date below:

                          PERIOD ENDING            CONSOLIDATED EBITDA
                          -------------            -------------------
                         April 30, 2002                  (652,000)
                           May 31, 2002                   356,000
                          June 30, 2002                 1,186,000
                          July 31, 2002                 2,364,000
                        August 31, 2002                 3,448,000
                     September 30, 2002                 6,383,000
                       October 31, 2002                10,243,000
                      November 30, 2002                14,038,000
                      December 31, 2002                19,044,000
                       January 31, 2003                22,900,000
                      February 28, 2003                26,756,000
                         March 31, 2003                30,612,000

                  (ii) As of the last day of each month ending after March 31, 2003, permit Consolidated EBITDA for the last twelve months then ended to be less than

                  $30,612,000.

            (c) Asset Coverage. Permit the Consolidated Asset Coverage Ratio of SMC on the last day of each calendar month to be less than 1.55:1.00.

            (d) Capital Expenditures. Make (by way of the acquisition of securities of a Person or otherwise) Capital Expenditures (i) during any period set forth below that, in the aggregate for SMC and its Domestic Subsidiaries, exceed the amount set forth opposite such period below:

                                            PERIOD        CAPITAL EXPENDITURES
                                            ------        --------------------
                     April 1, 2002 - June 30, 2002              3,648,000
                April 1, 2002 - September 30, 2002              7,360,000
                 April 1, 2002 - December 31, 2002             11,953,000
                    April 1, 2002 - March 31, 2003             16,546,000

                  or (ii) that are otherwise not consistent with the Budget or not in the ordinary course of business; or

            (e) Net Cash Flow. (i) Permit the Consolidated Net Cash Flow of SMC for each period beginning on April 1, 2002 and ending on each of the dates specified below to be less than the amount set forth opposite such date below:

                          PERIOD ENDING        CONSOLIDATED NET CASH FLOW
                          -------------        --------------------------
                         April 30, 2002               (16,469,000)
                           May 31, 2002               (19,924,000)
                          June 30, 2002               (22,645,000)
                          July 31, 2002               (24,457,000)
                        August 31, 2002               (23,392,000)
                     September 30, 2002               (24,917,000)
                       October 31, 2002               (25,161,000)
                      November 30, 2002               (24,703,000)
                      December 31, 2002               (25,610,000)
                       January 31, 2003               (26,576,000)
                      February 28, 2003               (26,305,000)
                         March 31, 2003               (23,636,000)

            (f) Receivables. Permit (i) the aggregate amount of Singapore Intercompany Receivables incurred after the Petition Date to exceed $15,500,000 at the last day of any calendar month, or
                  (ii) the aggregate amount of Foreign Intercompany Receivables incurred after the Petition Date to exceed $27,500,000 at the last day of any calendar month.

            9.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   the Obligations;

            (b) Indebtedness (i) of a Borrower to any Subsidiary and (ii) of any Wholly-Owned Subsidiary that is a Borrower to SMC; provided that any such Indebtedness referred to in clause (i) of this subsection 9.2(b) shall be expressly subordinated to the Obligations on terms and conditions reasonably satisfactory to the Agent; provided further that each Borrower which is a borrower under clause (ii) of this subsection 9.2(b) shall have executed a note in favor of SMC evidencing such Indebtedness and such note shall have been pledged to the Agent (for the ratable benefit of the Lenders) pursuant to this Agreement or an applicable Security Document.

            (c) Indebtedness under currency and commodity Hedging Agreements entered into the ordinary course of business to hedge currency fluctuations and commodity prices (and not for speculation);

            (d) Indebtedness of the UK Subsidiary to one or more lenders located in the United Kingdom under the credit facilities described on Schedule 6.21 entered into for working capital purposes in the ordinary course of business; provided that the aggregate amount of such Indebtedness may not at any time (i) exceed for the UK Subsidiary 14,500,000, (ii) be secured by any assets (real, personal or mixed) of the UK Subsidiary other than any current assets or of any other Person, or (iii) be supported by any Guarantee Obligation of any Borrower or any Subsidiary;

            (e) Indebtedness of the Italian Subsidiary to one or more lenders located in the Republic of Italy under the credit facilities described on Schedule 6.21 entered into for working capital purposes in the ordinary course of business; provided that the aggregate amount of such Indebtedness may not at any time (i) exceed for the Italian Subsidiary 5,200,000 Euros, (ii) be secured by any assets (real, personal or mixed) of the Italian Subsidiary other than any current assets or of any other Person, or (iii) be supported by any Guarantee Obligation of any Borrower or any Subsidiary (other than the UK Subsidiary);

            (f) Indebtedness of the French Subsidiaries to one or more lenders located in the Republic of France under the credit facilities described on Schedule 6.21 entered into for working capital purposes in the ordinary course of business; provided that the aggregate amount of such Indebtedness may not at any time (i) exceed for the French Subsidiaries 4,320,000 Euros, (ii) be secured by any assets (real, personal or mixed) of either French Subsidiary other than any current assets or of any other Person, or (iii) be supported by any Guarantee Obligation of any Borrower or any Subsidiary; and

            (g)   Indebtedness existing as of the date hereof described on
                  Schedule 6.21, and the Deemed DIP Loans, but excluding any refinancing of such Indebtedness;

            9.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (collectively, the "Permitted Liens"):

            (a) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on its books or the books of its Subsidiaries, as the case may be, in conformity with generally accepted accounting principles;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, lessors', landlords' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or its Subsidiaries;

            (f) Liens created pursuant to the Loan Documents, subsection 2.5 and the Orders, including, without limitation, Liens securing the Deemed DIP Loans;

            (g) Liens existing on the Closing Date set forth on Schedule 9.3 securing Indebtedness permitted by subsection 9.2(e), and covering only the assets set forth on Schedule 9.3, provided
                  (i) that each such Lien is not enforceable against any other property or asset, (ii) that each such Lien secures only those obligations that it secures on the Closing Date, (iii) that no such Lien is amended after the Closing Date to cover any additional property or to secure additional Indebtedness, and
                  (iv) that each such Lien shall at all times be junior to the Liens securing the Obligations hereunder (except as provided in subsection 2.5);

            (h) Liens permitted by subsection 9.2(d)(ii), 9.2(e)(ii), and 9.2(f)(ii).

            9.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except, the Obligations and those Guarantee Obligations in existence on the Closing Date that are listed on Schedule 6.1(b).

            9.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself or any of its Subsidiaries (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

            (a) any Wholly Owned Subsidiary of SMC may be merged or consolidated with or into SMC (provided that SMC shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary of SMC that is also a Borrower (provided that such Wholly Owned Subsidiary shall be the continuing or surviving corporation); provided that in each case, after giving effect to such merger or consolidation, (i) the continuing or surviving Person's net worth shall not be less than that of either of the Persons so consolidated or merged immediately prior to such merger or consolidation and
                  (ii) no Default or Event of Default exists; and

            (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly Owned Domestic Subsidiary of SMC that is a Borrower.

            9.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrowers, except:

            (a)   the sale of inventory in the ordinary course of business;

            (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof in the ordinary course of business and on commercially reasonable terms, provided that such accounts receivable sold or discounted in such manner shall not exceed $10,000,000 (on a presale or prediscount basis) in any fiscal quarter of the Borrower;

            (c)   as permitted by subsection 9.5;

            (d) sales of equipment and other property, including leasehold interests, in the ordinary

            (e) the sale, transfer or other disposition of any asset in the ordinary course of business which is obsolete for its intended use or is otherwise no longer used or useful in the business of the Borrower or any of its Subsidiaries, provided that such sales, transfers or other dispositions shall not exceed $250,000 individually or $1,000,000 in the aggregate for all Borrowers during the term of this Agreement; and

            (f) leases or subleases of excess space in any facility of the Borrower or any of its Subsidiaries entered into in the ordinary course of business for space which is not material in area or nature to such facility, provided that the payments under such leases or subleases shall not exceed $250,000 individually or $1,000,000 in the aggregate for all Borrowers during the term of this Agreement.

            9.7 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable by any Subsidiary to the Borrower, directly or indirectly) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (each, a "Restricted Payment").

            9.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase or acquire any Capital Stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (collectively, "Investments"), except:

            (a) extensions of trade credit and accounts receivable generated in the ordinary course of business;

            (b) Investments in Cash Equivalents in which the Agent has a duly perfected first priority Lien; and

            (c) Subject to subsection 9.17, Investments by SMC in the Borrowers and Investments by the Borrowers in SMC and in other Wholly-Owned Domestic Subsidiaries which are Borrowers; provided that no Investment may be made by the Borrowers and their Domestic Subsidiaries in any Foreign Subsidiary.

            9.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND CAPITAL STOCK.

            (a) Make any optional payment or prepayment or any purchase or redemption of any Indebtedness for borrowed money (other than the Revolving Credit Loans and the repayment of working capital lines and overdraft facilities permitted under subsection 9.2(d)) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness for borrowed money (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or (c) amend the Certificate of Incorporation (or other governing document) of the Borrower or any Material Subsidiary thereof.

            9.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate, provided that the foregoing restriction shall not apply to (i) the


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                  indemnification of directors of the Borrower and its
                  Subsidiaries in accordance with customary practice or (ii) the granting of extended payment terms to Subsidiaries or Affiliates of the Borrower in the ordinary course of business.

            9.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

            9.12 LIMITATION ON CHANGES IN FISCAL YEAR AND ACCOUNTING POLICIES. Permit the fiscal year of the Borrower to end on a day other than December 31, or change its accounting policies or reporting practices from those of the Borrower in effect on the Closing Date, except to the extent such change is required by generally accepted accounting principles.

            9.13 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement after the Closing Date, other than (a) this Agreement, (b) operating leases with respect to any leased asset, (c) purchase money mortgages or Financing Leases permitted by this Agreement (in the case of clauses (b) and (c), any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or of any of the Subsidiaries to declare or pay dividends or to make loans or other advances to the Borrower, directly or indirectly.

            9.14 LIMITATION ON LINES OF BUSINESS. Enter into any business either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement, the manufacture and sale of engineered ceramic materials and composites and other similar businesses which are directly related thereto.

            9.15 LIMITATION ON NEW BANK ACCOUNTS. Open any new bank account, except bank accounts in the United States that are Excluded Accounts, provided that any such new Excluded Account shall not cause the aggregate average monthly balance of all Excluded Accounts maintained by the Borrowers and their Subsidiaries to exceed $100,000 for any month during the term of this Agreement.

            9.16 LIMITATION ON ISSUANCE OF CAPITAL STOCK. Issue or grant any Capital Stock, or permit any direct or indirect Subsidiary of the Borrower to issue or grant any Capital Stock of such Subsidiary, to any Person, other than a Borrower, and with respect to Foreign Subsidiaries, other than as required by applicable Requirements of Law.


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            9.17  NEW SUBSIDIARIES. Organize, create, acquire or permit to exist any New Subsidiary other than those New Subsidiaries which are Wholly Owned Subsidiaries and become Borrowers hereunder (and have granted or caused to be granted a lien on all of their assets and Capital Stock to the Agent to secure the Obligations), in each case pursuant to documentation acceptable to the Agent.

            9.18 ORDERS. Make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to either the Interim Order or the Final Order or to any First Day Order without the prior written consent of the Required Lenders.

            SECTION 10. EVENTS OF DEFAULT

            10.1 EVENTS OF DEFAULT. The occurrence and continuance of any of the following events shall be an "Event of Default" hereunder:

            (a) Any Borrower shall fail to pay any principal of any Revolving Credit Loan when due; or any Borrower shall fail (i) to reimburse any drawing on any Letter of Credit when due or (ii) to provide any or all of the cash collateral required to be deposited with the Issuing Bank pursuant to a Letter of Credit Request strictly in accordance with the terms thereof; or any Borrower shall fail to pay any interest on any Revolving Credit Loan or Letter of Credit Reimbursement Obligation, or any fee or other amount payable hereunder within three days after any such interest, fees or other amount becomes due; or

            (b) Any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; or

            (c) any Borrower or any Subsidiary shall default in the observance or performance of any agreement contained in subsections 8.1, 8.2(b), (c) or (i), 8.7(a) or (h), 8.9, 8.10, 8.11, 8.12,
                  8.13, 8.14 or 8.16 or Section 9, or any material agreement contained in any Security Document; or

            (d) any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 10 days after notice thereof from the Agent or any Lender to the Borrower Representative; or

            (e) (i) Any Borrower or any Material Subsidiary (other than Controlled Products Group International, Inc., a Delaware corporation) shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, (ii) any Material Subsidiary (other than the Borrowers that are party to the Bankruptcy Cases) shall become insolvent, admit in writing its inability to pay its debts, or make an assignment for the benefit of creditors, or (iii) insolvency, bankruptcy or


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                  receivership proceedings shall be commenced by or against any
                  Material Subsidiary (other than the Borrowers that are party to the Bankruptcy Cases); or

            (f)   (i) Any "accumulated funding deficiency" (as defined in
                  Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of a Borrower or any Commonly Controlled Entity, (ii) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (iii) a Reportable Event (except for the events described in subsection 6.7) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) a Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to any foreign employee benefit plan, program or arrangement; and in each case in clauses (ii) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (g) One or more judgments or decrees shall be entered against a Borrower or any Subsidiary involving in the aggregate a liability (to the extent not paid or covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (h) Except in connection with an Asset Sale permitted under subsection 9.6, any Lien created under this Agreement shall cease to be enforceable and of the same effect and priority purported to be created hereunder; or

            (i)   A Change of Control shall have occurred; or

            (j) all or any material part of the property of the Borrowers, taken as a whole, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect; or

            (k) Any Loan Document shall be terminated, revoked, declared void, invalid or unenforceable, or challenged by any Borrower or other Loan Party; or

            (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower occurs, or any judicial, administrative, arbitral or similar action is commenced against any Borrower, that would reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance; or


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            (m)   for any reason any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated (other than as permitted hereby), revoked or declared void; or

            (n) either of Leo G. Thompson or T. Grant John shall fail to hold the positions of Chairman of the Board and President of SMC, respectively; or

            (o) (i) any of the Bankruptcy Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or any Borrower shall file an application for an order dismissing any of the Bankruptcy Cases or converting any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code; or (ii) an application shall be filed by any Borrower for the approval of any other superpriority administrative claim or lien in any Bankruptcy Case (other than the Carve-Out) which is pari passu with or senior to the claims or liens of the Agent and/or any Lender against the Borrowers, or there shall arise any such pari passu or senior superpriority administrative claim or lien (other than the Carve-Out); or
                  (iii) an application shall be filed by any Borrower for the approval of any other superpriority administrative claim or lien in any Bankruptcy Case (other than the Carve-Out or pursuant to clause (ii) above) which is pari passu with or senior to the claims or liens with respect to Adequate Protection Orders or the Deemed DIP Loans, or there shall arise any such pari passu or senior superpriority administrative claim or lien (other than the Carve-Out or pursuant to clause (ii) above); or

            (p) the Bankruptcy Court shall enter an order or orders that are not vacated, reversed, rescinded or stayed pending appeal granting relief from the automatic stay applicable under
                  Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of any Borrower with a value equal to or in excess of $500,000; or an order shall be entered by the Bankruptcy Court granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to permit the creation, perfection or enforcement of any judgment, lien, levy or attachment based on any judgment, whether or not such judgment arises from or gives rise to a prepetition or postpetition claim with a value equal to or in excess of $1,000,000; or an order shall be entered by the Bankruptcy Court that is not stayed pending appeal otherwise granting relief from the automatic stay to any creditor of any Borrower (other than the Agent and the Lenders in their capacities as such) with respect to any claim with a value equal to or in excess of $1,000,000; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of
                  (i) allowing such creditor to determine the liquidated amount of its claim against any Borrower; or (ii) seeking payment from a source other than any Borrower or any of their assets; or

            (q) any Borrower shall propose a plan of reorganization in any of the Bankruptcy Cases that does not include a provision for termination of the Revolving Credit Commitments and indefeasible payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents (including the cancellation and return of all Letters of Credit or the delivery of cash collateral with respect to such Letters of Credit in an amount equal to the aggregate undrawn amount of such Letters of Credit) on or before the effective date of such plan of reorganization; or

            (r) an order by the Bankruptcy Court shall be entered, or any Borrower shall file an application for an order, dismissing any of the Bankruptcy Cases, which order does not


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                  require a provision for termination of the Revolving Credit
                  Commitments and indefeasible payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents (including the cancellation and return of all Letters of Credit or the delivery of cash collateral with respect to such Letters of Credit) prior to any such dismissal; or

            (s) an order by the Bankruptcy Court shall be entered in or with respect to any of the Bankruptcy Cases or any Borrower shall file an application for an order with respect to any Bankruptcy Case, (i) to revoke, reverse, stay, rescind, modify, vacate, supplement or amend the Interim Order or the Final Order, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have an administrative priority as to any Borrower equal or superior to the priority of the claims of the Agent and the Lenders in respect of the Obligations (other than the Carve-Out), or (iii) to grant or permit the grant of a Lien on the property of any Borrower (other than Permitted Liens); or

            (t) an application for any of the orders described in any or all of subsections 10(o), (p), (q), (r), (s) or (v) shall be made by a Person other than any Borrower and such application is not contested by the applicable Borrower in good faith and the relief requested is granted in an order that is not vacated, reversed, rescinded or stayed pending appeal; or

            (u) the Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered by the Bankruptcy Court on or before May 13, 2002, or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or (iv) any Borrower shall fail to comply with the terms of the Interim Order or the Final Order in any material respect, or (v) the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any Borrower shall apply for authority to do so); or

            (v) the Bankruptcy Court shall enter an order appointing a trustee in any of the Bankruptcy Cases or appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in Section 1106(a)(3) and
                  (4) of the Bankruptcy Code, in any of the Bankruptcy Cases; or

            (w) the Borrowers shall fail, by the date that is ten Business Days after the Closing Date, to have filed any necessary document or taken any other necessary step to cause the dissolution of Controlled Products Group International, Inc., a Delaware corporation.

            10.2  REMEDIES.

            (a) If a Default or an Event of Default shall have occurred and be continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, without further order of or application to the Bankruptcy Court as permitted by the Interim Order or the Final Order, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) restrict the amount of or refuse to make Revolving Credit Loans; (ii) restrict or refuse to provide Letters of Credit, or (iii) change the rates of interest applicable to Revolving Credit Loans and Letters of Credit made hereunder. If an Event of Default shall have occurred and be continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the


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                  following, in addition to the actions described in the
                  preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower: (A) terminate the Revolving Credit Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in subsections 10.1(o), (p), (q), (r), (s),
                  (u), or (v), the Revolving Credit Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash-collateralize all outstanding Letters of Credit; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default shall have occurred and be continuing, subject only to any notice requirements set forth in the Interim Order or the Final Order as the case may be, all stays and injunctions, including the automatic stay pursuant to
                  Section 362 of the Bankruptcy Code, shall be vacated and terminated to the extent necessary to permit the Agent and the Lenders full exercise of all of their rights and remedies, including, without limitation, all of their rights and remedies with respect to the Borrowers' property under all applicable bankruptcy and nonbankruptcy law.

            (c) Except as otherwise provided for in this Agreement or under applicable law, each Borrower waives for all purposes of the Loan Documents (including for purposes of this Section 10): presentment, demand and protest and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default or nonpayment. Each Borrower hereby further waives, for the benefit of the Agent and the Lenders: (i) any right to require Agent or the Lenders, as a condition of payment or performance by such Borrower, to (A) proceed against any other Borrower or any other Person, (B) proceed against or exhaust any security held from any other Borrower or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower, or any other Person, or (D) pursue any other remedy in the power of Agent or any Lender whatsoever; (ii) any rights to set-offs, recoupments and counterclaims, and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; and (iii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

            (d) Until all Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Borrower hereby waives any claim, right or remedy, direct or indirect, that such Borrower now has or may hereafter have against any other Borrower whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, without limitation, (i) any right of subrogation, reimbursement or indemnification that such Borrower now has or may hereafter have against any other Borrower with respect to any Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Agent or the Lenders now have or may hereafter have against any other Borrower and
                  (iii) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by Agent or any Lender. In addition, until all Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Borrower shall withhold exercise of


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                  any right of contribution such Borrower may have against any other Borrower of any Obligations. Each Borrower further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Borrower may have against any other Borrower or against any Collateral or security, and any rights of contribution such Borrower may have against any such other Borrower, shall be junior and subordinate to any rights the Agent or any Lender may have against any Borrower, to all right, title and interest the Agent or any Lender may have in any such Collateral or security, and to any right the Agent or any Lender may have against such other Borrower. If any amount shall be paid to any Borrower on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Agent on behalf of the Lenders and shall forthwith be paid over to Agent for the benefit of the Lenders as their interest may appear to be credited and applied against the respective Obligations, whether matured or unmatured, in accordance with the terms hereof.

            10.3  REMEDIES WITH RESPECT TO COLLATERAL; APPLICATION OF PROCEEDS.

            (a) Upon the occurrence and during the continuance of an Event of Default, to the extent any such action is not inconsistent with the Orders and any mandatory requirements of applicable law, the Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately retake possession of the Collateral (including all cash) or any part thereof, from any Loan Party or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any Requirements of Law), and for that purpose may enter upon any Loan Party's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Loan Parties;

            (ii) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Account;

            (iii) withdraw all monies, securities and instruments in the
                  Collateral Account for application to the Obligations;

            (iv) sell, assign or otherwise liquidate, or direct any Loan Party to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;


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            (v)   take possession of the Collateral or any part thereof, by
                  directing any Loan Party in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event such Loan Party shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent, store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent, and while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; it being understood that each Loan Party's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Agent shall be entitled to a decree requiring specific performance by such Loan Party of such obligation.

            (b) Upon the occurrence and during the continuance of an Event of Default, and to the extent not inconsistent with the Orders, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Agent under or pursuant to
                  Section 10 or the Orders or otherwise, and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any Requirements of Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Loan Parties specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Loan Parties or any nominee thereof to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Loan Parties specifying the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in Syracuse, New York and Huntington, West Virginia. To the extent permitted by any such Requirement of Law, the Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 10.3 without accountability to the Loan Parties or the holders of Prepetition Indebtedness (except to the extent of surplus money received). If, under mandatory Requirements of Law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Loan Parties as hereinabove specified, the Agent need give the Loan Parties only such notice of disposition as shall be reasonably practicable.

            (c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if the Agent takes action under this subsection 10.3, any payment by the Loan Parties on account of principal of and interest on the Revolving Credit Loans and Letter of Credit Reimbursement Obligations and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied, subject to the Carve-Out, as follows: first, to the


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                  payment in full of all costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Agent or any of the Lenders in connection with any such realization upon the Collateral, second, as a permanent reduction of the Revolving Credit Commitments, pro rata to the payment in full of the Revolving Credit Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), third, as a permanent reduction of the Revolving Credit Commitments, to the payment in full of all Obligations constituting unreimbursed drawings under any Letter of Credit, fourth, as a permanent reduction of the Revolving Credit Commitments, to cash collateralize all outstanding Letters of Credit, fifth, to the payment in full of the Deemed DIP Loans, sixth, to the payment in full of the Adequate Protection Obligations, and seventh, to the payment in full of the Prepetition Indebtedness and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Loan Parties or otherwise in a manner inconsistent with this Section 10.3 shall be held in trust and paid over or delivered to the Agent so that the priorities and requirements set forth in this subsection are satisfied.

            (d) It is understood that the Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

            SECTION 11. THE AGENT

            11.1 APPOINTMENT. Each Lender and the Issuing Bank hereby irrevocably designates and appoints Credit Lyonnais New York Branch as the Agent of such Lender and the Issuing Bank under this Agreement and the other Loan Documents, and each such Lender and the Issuing Bank irrevocably authorizes Credit Lyonnais New York Branch, as the Agent for such Lender and the Issuing Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            11.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            11.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection


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                  with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders and the Issuing Bank for, or have any duty to ascertain or inquire as to, any recitals, statements, representations or warranties made by any Borrower or any of the Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or the creation, enforceability, perfection or priority of any Lien or for any failure of any Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender and the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries, or, except as expressly set forth in any Loan Document, to disclose (and shall not be liable for any failure to disclose) any information relating to a Borrower or any of its Subsidiaries or Affiliates that is communicated to the Agent or any of its Affiliates in any capacity.

            11.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall treat the payee of any Note as the owner thereof for all purposes unless the assignment or transfer shall have been recorded in the Register. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and the Issuing Bank and all future holders of the Notes.

            11.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Issuing Bank.


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
                  The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Issuing Bank.

            11.6 NONRELIANCE ON AGENT AND OTHER LENDERS. Each Lender and the Issuing Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and/or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender and the Issuing Bank. Each Lender and the Issuing Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Revolving Credit Loans hereunder and enter into this Agreement. Each Lender and the Issuing Bank also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders or the Issuing Bank by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers and their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            11.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so to the extent required by the terms of any Loan Document), ratably according to their respective Revolving Credit Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Revolving Credit Loans shall have been paid in full, ratably in accordance with their Revolving Credit Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way


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                  relating to or arising out of this Agreement, any of the other
                  Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct (as determined in a final, nonappealable judgment by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

            11.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries and Affiliates as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Revolving Credit Loans made or renewed by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

            11.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' written notice to the Lenders and the Borrower's Representative. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, with the consent of the Borrower Representative (which consent will not be unreasonably withheld or delayed) whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If no successor shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice hereunder, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York City or an Affiliate of such bank. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

            11.10 CONCERNING THE COLLATERAL.

            (a) The Agent, the Issuing Bank and each of the Lenders authorizes and directs the Agent to enter into the Security Documents for its benefit and the benefit of the Lenders and the Issuing Bank and to perform all obligations of the Agent thereunder, including (without limitation) obligations to release Collateral. Each holder of any Obligations agrees that any action taken by the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders (or, where so required, such greater or lesser proportion) of the powers


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                  set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the holders of Obligations.

            (b) Each Lender hereby agrees that it will, upon request of the Borrower Representative or the Agent, confirm the Agent's authority to release, or direct the Agent to release, any Lien held by the Agent:

            (i) against all of the Collateral, upon payment in full of the Obligations and expiration or termination of the obligations of the Lenders under this Agreement;

            (ii) against any part of the Collateral sold or disposed of by a Borrower or any Subsidiary, if such sale or disposition is permitted by and is made in accordance with this Agreement; and against any Collateral which the Agent is required to release pursuant to the Security Documents or applicable law.

            (c) The Agent shall not be accountable or liable for any release of Collateral which (i) the Agent in good faith believes is required under the Security Documents or any other Loan Document, or (ii) results from any failure to give, or delay in giving, any notice of termination of any rights of the Borrowers pursuant to the Security Documents or any other Loan Document.

            SECTION 12. MISCELLANEOUS

            12.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrowers or any applicable Loan Party written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers or any applicable Loan Party hereunder or thereunder or otherwise amending the terms of this Agreement or any other Loan Document or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or of any installment thereof, or extend any Letter of Credit beyond the Revolver Termination Date, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Revolving Credit Commitments, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of subsection 3.4, 3.5 or
                  12.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents or release all or any substantial portion of the Collateral (except as otherwise provided in any Loan Document) or release any Borrower


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                  from its obligations under any this Agreement or modify the terms of any Loan Document to change the ratable sharing of Collateral among the Lenders, in each case without the written consent of all the Lenders and the Issuing Bank, (iii) amend, modify or waive any provision of Section 3 or the order of application of prepayments in subsection 5.1 without the prior written consent of the Required Lenders or reduce the percentage in the definition of Required Lenders without the consent of all the Revolving Credit Lenders, (vi) amend, modify or waive any provision of Section 4 without the prior written consent of both the Issuing Bank and the Required Lenders or (iv) amend, modify or waive any provision of
                  Section 11 without the written consent of the then Agent (provided that the rights of any prior Agent or Agents shall not be adversely affected thereby). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and the Issuing Bank, and shall be binding upon the Borrowers, or any applicable Loan Party, the Lenders, the Issuing Bank and the Agent. In the case of any waiver, the Borrowers, or any applicable Loan Party, the Lenders, the Issuing Bank and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            12.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after being deposited with an overnight courier, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

            The Borrowers:   Special Metals Corporation
                             3200 Riverside Drive
                             Huntington, West Virginia 25705-1771
                             Attention: Chief Financial Officer
                             Telecopy: (304) 526-5300
                             Telephone: (304) 526-5526

                             with a copy to:

                             Special Metals Corporation
                             4317 Middle Settlement Road
                             New Hartford, NY 13413
                             Attention: General Counsel
                             Telecopy: (315) 798-6803
                             Telephone: (315) 798-2023


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            The Agent:       Credit Lyonnais New York Branch
                             1301 Avenue of the Americas
                             New York, New York 10019-6022
                             Attention: Asset Recovery (John-Charles van Essche)
                             Telecopy: (212) 261-3259
                             Telephone: (212) 261-7746

                             with a copy to:

                             Latham & Watkins
                             885 Third Avenue, Suite 1000
                             New York, New York 10022
                             Attention: Robert Rosenberg, Esq.
                             Telecopy: 212-751-4864
                             Telephone: 212-906-1200

                  provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsections 3.3, 3.4, 4.1, 4.5, 5.1, or 5.4 shall not be effective until received.

            12.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Credit Loans and issuing of Letters of Credit hereunder.

            12.5  PAYMENT OF EXPENSES AND TAXES; INDEMNITY. The Borrowers agree
                  (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement, modification or waiver to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of Latham & Watkins, special counsel to the Agent, as well as local and foreign counsel to the Agent, (b) to pay or reimburse each Lender, the Issuing Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents or the making of


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                  Revolving Credit Loans and issuing of Letters of Credit
                  hereunder and all other related transactions (including during any workout or restructuring of the Revolving Credit Loans or during the pendency of any bankruptcy, insolvency or similar proceeding), including, without limitation, the fees and disbursements of counsel to the Agent and to each Lender and any advisors, appraisers, consultants or other professionals engaged by them or such counsel, including Zolfo Cooper LLC, and (without duplication) allocated costs of in-house counsel, and (c) to pay, indemnify, and hold each Lender, the Issuing Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary stamp, excise and other taxes, if any, which may be payable or determined to be payable by reason of the execution and delivery of this Agreement and the other Loan Documents and any such other documents, or any amendment, supplement or modification of, or any waiver or consent under or in respect thereof and (d) to indemnify, and hold each Lender, the Issuing Bank and the Agent and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and other charges) with respect to the execution, delivery, performance and consummation of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to, or arising out of (i) the preparation for a defense of, or participation in, any investigation, litigation, proceeding or other action related to or arising out of the Loan Documents or any other such documents, or the making of Revolving Credit Loans and issuing of Letters of Credit hereunder and all other related transactions (whether or not such Indemnified Party is a party to such proceeding or other action and whether any such investigation, litigation or proceeding or other action is brought by a Borrower, its stockholders or creditors, by an Indemnified Party or by any other Person) or (ii) the violation of, noncompliance with or liability under, any Environmental Law applicable to any Borrower, any of its Subsidiaries or any of the real property that is part of the Collateral (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to an Indemnified Party with respect to indemnified liabilities arising solely from the gross negligence or willful misconduct of such Indemnified Party (as determined in a final nonappealable judgment by a court of competent jurisdiction). A certificate as to any amounts payable pursuant to this subsection 12.5 submitted to the Borrower Representative by the Agent, any Lender or an Indemnified Party shall be conclusive in the absence of manifest error. The Borrowers further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrowers or any of their Affiliates, security holders or creditors except to the extent such liability is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or the Indemnified Party's breach of its obligations under the Loan Documents. The agreements in this subsection shall survive repayment of the Revolving Credit Loans and all other amounts payable hereunder.


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            12.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Bank, the Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and the Issuing Bank.

            (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents (which participations may be on a non-pro rata basis) with the consent of the Agent but without the consent of the Borrowers. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 5.5, 5.6 and 5.7 with respect to its participation in the Revolving Credit Commitments and the Revolving Credit Loans outstanding from time to time as if it was a Lender; provided that no Participant shall be entitled to any greater payment under such subsections than the applicable Lender would have been entitled to receive with respect to the interest sold. The Borrowers agree that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of set-off shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 12.7. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Revolving Credit Loan in which the Participant has an interest or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

            (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any existing Lender or any Affiliate thereof or, with the consent of the Agent (which consent shall not be unreasonably


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                  withheld or delayed), to another Person (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents (which assignments may be on a non-pro rata basis) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit N (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional Assignee, the sum of the aggregate principal amount of the Revolving Credit Loans and the aggregate amount of the unused Revolving Credit Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Revolving Credit Loans and the aggregate amount of the unused Revolving Credit Commitments remaining with the assigning Lender are each not less than $1,000,000.
                  Assignments may be made on a non pro rata basis of a Lender's Revolving Credit Commitment and Revolving Credit Loans. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned to it in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned to it in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto), (but shall continue to be entitled to the benefits of subsections 5.5, 5.6, 5.7 and 12.5). Notwithstanding any provision of paragraph (e) of this subsection, unless requested by the Assignee and/or the assigning Lender, Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in subsection 10(f) shall have occurred and be continuing.

            (d) The Agent, on behalf of the Borrowers, shall maintain at the address of the Agent referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Revolving Credit Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Revolving Credit Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Agent) together with payment by the Assignee or the assigning Lender to the Agent of a registration and processing fee of $5,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined


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
                  pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower Representative.

            (f) Subject to the provisions of subsection 12.16, the Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers, their Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers, their Subsidiaries and their Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Revolving Credit Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Revolving Credit Loan or Note to any Federal Reserve Bank or any other Person in accordance with applicable law, provided that no such assignment shall release a Lender from any of its obligations hereunder.

            12.7  ADJUSTMENTS; SET-OFF.

            (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The provisions of this subsection 12.7(a) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans to any assignee or participant, other than to the Borrowers or any of their Subsidiaries or Affiliate thereof (as to which the provisions of this subsection 12.7(a) shall apply). The Borrowers agree that each Lender so purchasing a portion of another Lender's Revolving Credit Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice


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                  being expressly waived by the Borrowers to the extent
                  permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise after the occurrence of an Event of Default) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrower Representative and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            12.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower Representative and the Agent.

            12.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers and the Subsidiaries, the Agent, the Issuing Bank and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties of any party hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Any previous agreement with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.

            12.11 GOVERNING LAW. THIS AGREEMENT AND THE REVOLVING CREDIT LOANS
                  AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE REVOLVING CREDIT LOANS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION, ALL TO THE EXTENT NOT PREEMPTED BY THE FEDERAL BANKRUPTCY LAWS OF THE UNITED


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                  STATES; PROVIDED, THAT THE LENDERS AND AGENTS SHALL RETAIN ALL
                  RIGHTS ARISING UNDER FEDERAL LAW.

            12.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of the Bankruptcy Court, or, if a Bankruptcy Case is dismissed or a Borrower is no longer subject to the jurisdiction of the Bankruptcy Court, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (but in such case only to the extent of such dismissal or with respect to such Borrower);

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 12.2 or at such other address of which the Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            12.13 ACKNOWLEDGMENTS. Each Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Agent nor the Issuing Bank nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent, Issuing Bank and Lenders, on one hand, and it, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders (including the Issuing
                  Bank) or among it and the Lenders (including the Issuing
                  Bank).

            12.14 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT, THE
                  ISSUING BANK AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS


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                  AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS
                  CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the parties to this Agreement acknowledges that this waiver is a material inducement for each of the parties to this Agreement to enter into a business relationship, that each of the parties to this Agreement have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            12.15 INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

            12.16 CONFIDENTIALITY. The Lenders shall hold in confidence all nonpublic information obtained pursuant to the requirements of this Agreement or furnished at the request of a Lender which has been identified as such in writing by the Borrowers, provided that any Lender may make disclosure (i) reasonably required by any Transferee or prospective Transferee pursuant to subsection 12.6 (subject to the execution by such Transferee or prospective Transferee of a confidentiality letter of the same scope as this subsection 12.16) or (ii) as required or requested by any governmental agency or representative thereof or required by law, rule or regulation or (iii) pursuant to legal process or (iv) to its employees, directors, agents, attorneys, accountants and other professional advisors; provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrowers.

            12.17 APPOINTMENT OF BORROWER REPRESENTATIVE. The Borrowers hereby designate the Borrower Representative as their representative and agent on their behalf for the purposes of issuing notices hereunder, giving instructions with respect to the disbursement of proceeds of the Revolving Credit Loans, and requesting Letters of


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                  Credit, and each Borrower hereby appoints the Borrower
                  Representative as its representative and agent on its behalf for the purposes of giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative signed by any authorized officer thereof as a notice or communication from all the Borrowers, and may give any notice or communication required or permitted to be given to the Borrowers hereunder to the Borrower Representative. The Borrowers agree that each notice, election, representation and warranty, covenant, agreement and undertaking made on their behalf by the Borrower Representative shall be deemed for all purposes to have been made by each Borrower and shall be binding upon and enforceable against each Borrower to the same extent as if same had been made directly by each Borrower.

                            [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            SPECIAL METALS CORPORATION,
                            a Delaware corporation, as debtor and debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases

                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                            A-1 WIRE TECH, INC.,
                            an Illinois corporation, as debtor and debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases

                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                            SPECIAL METALS DOMESTIC SALES
                            CORPORATION,


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
                            a Delaware corporation, as debtor and debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases

                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                            INCO ALLOYS INTERNATIONAL, INC.
                            (D/B/A HUNTINGTON ALLOYS),

                            a Delaware corporation, as debtor and debtor in possession on behalf of the estate created upon the commencement of the Bankruptcy Cases

                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                            CREDIT LYONNAIS NEW YORK BRANCH,
                              as Agent, as a Lender and as Issuing Bank

                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                            MANUFACTURERS AND TRADERS TRUST COMPANY,
                              as Lender

                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                            THE BANK OF NOVA SCOTIA,
                              as Lender


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
                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                            GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Lender

                            By: ______________________________________________
                                Name:_________________________________________
                                Title:________________________________________


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